Exhibit 10.16

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Agreement”) dated as of the Effective Date between SILICON VALLEY BANK, a California corporation (“Bank”), and JIVE SOFTWARE, INC., a Delaware corporation, formerly known as CoolServlets Inc. (“Borrower”), provides the terms on which Bank shall lend to Borrower and Borrower shall repay Bank.

A. Bank and Borrower are parties to that certain Loan and Security Agreement, dated as of August 2, 2007, as amended by that certain Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of November 15, 2007, and as amended by that certain Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of January 22, 2008 (collectively, the “Original Agreement”).

B. Borrower and Bank desire in this Agreement to set forth their agreement with respect to a working capital line of credit and term loans and to amend and restate in its entirety without novation the Original Agreement in accordance with the provisions herein.

C. The Account Control Agreement, Subordination Agreement, UCC financing statements and Consents to Removal of Personal Property filed, executed or delivered at or about the time of the execution and delivery of the Original Agreement or in relation to the Original Agreement remain in full force and effect among the parties.

The parties agree as follows:

1	ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.

2	LOAN AND TERMS OF PAYMENT

2.1 Promise to Pay. Borrower hereby unconditionally promises to pay Bank the outstanding principal amount of all Credit Extensions and accrued and unpaid interest thereon as and when due in accordance with this Agreement.

2.1.1 Revolving Advances.

(a) Availability. Subject to the terms and conditions of this Agreement, Bank shall make Advances not exceeding the Availability Amount. Amounts borrowed hereunder may be repaid and, prior to the Revolving Line Maturity Date, reborrowed, subject to the applicable terms and conditions precedent herein.

(b) Termination; Repayment. The Revolving Line terminates on the Revolving Line Maturity Date, when the principal amount of all Advances, the unpaid interest thereon, and all other Obligations relating to the Revolving Line shall be immediately due and payable.

2.1.2 Letters of Credit Sublimit.

(a) As part of the Revolving Line, Bank shall issue or have issued Letters of Credit for Borrower’s account. Such aggregate amounts utilized hereunder shall at all times reduce the amount otherwise available for Advances under the Revolving Line. The aggregate amount available to be used for the issuance of Letters of Credit may not exceed (i) the lesser of (A) the Revolving Line or the Borrowing Base, minus (ii) the outstanding principal amount of any Advances, any amounts used for Cash Management Services and the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) and the FX Reserve, or (B) $2,000,000 minus any amounts used for Cash Management Services, the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) and the FX Reserve. If, on the Revolving Line Maturity Date, there are any outstanding Letters of Credit, then on such date Borrower shall provide to Bank cash collateral in an amount equal to 105% of the face amount of all such Letters of Credit plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment), to secure all of the Obligations relating to said Letters of Credit. All Letters of Credit shall be in form and substance acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank’s standard Application and Letter of Credit Agreement (the “Letter of Credit Application”). Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request. Borrower further agrees to be bound by the regulations and interpretations of the issuer of any Letters of Credit guarantied by Bank and opened for Borrower’s account or by Bank’s interpretations of any Letter of Credit issued by Bank for Borrower’s account, and Borrower understands and agrees that Bank shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower’s instructions or those contained in the Letters of Credit or any modifications, amendments, or supplements thereto.

(b) The obligation of Borrower to immediately reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional, and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, such Letters of Credit, and the Letter of Credit Application.

(c) Borrower may request that Bank issue a Letter of Credit payable in a Foreign Currency. If a demand for payment is made under any such Letter of Credit, Bank shall treat such demand as an Advance to Borrower of the equivalent of the amount thereof (plus fees and charges in connection therewith such as wire, cable, SWIFT or similar charges) in Dollars at the then-prevailing rate of exchange in San Francisco, California, for sales of the Foreign Currency for transfer to the country issuing such Foreign Currency.

(d) To guard against fluctuations in currency exchange rates, upon the issuance of any Letter of Credit payable in a Foreign Currency, Bank shall create a reserve (the “Letter of Credit Reserve”) under the Revolving Line in an amount equal to ten percent (10%) of the face amount of such Letter of Credit. The amount of the Letter of Credit Reserve may be adjusted by Bank from time to time to account for fluctuations in the exchange rate. The availability of funds under the Revolving Line shall be reduced by the amount of such Letter of Credit Reserve for as long as such Letter of Credit remains outstanding.

2.1.3 Foreign Exchange Sublimit. As part of the Revolving Line, Borrower may enter into foreign exchange contracts with Bank under which Borrower commits to purchase from or sell to Bank a specific amount of Foreign Currency (each, a “FX Forward Contract”) on a specified date (the “Settlement Date”). FX Forward Contracts shall have a Settlement Date of at least one (1) FX Business Day after the contract date and shall be subject to a reserve of ten percent (10%) of each outstanding FX Forward Contract in a maximum aggregate amount equal to Two Million and 00/100 Dollars ($2,000,00.00), minus any amounts used for Cash Management Services and the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) (the “FX Reserve”). The aggregate amount of FX Forward Contracts at any one time may not exceed ten (10) times the amount of the FX Reserve. The amount otherwise available for Credit Extensions under the Revolving Line shall be reduced by an amount equal to ten percent (10%) of each outstanding FX Forward Contract (the “FX Reduction Amount”). Any amounts needed to fully reimburse Bank will be treated as Advances under the Revolving Line and will accrue interest at the interest rate applicable to Advances.

2.1.4 Cash Management Services Sublimit. Borrower may use up to Two Million and 00/100 Dollars ($2,000,000.00) of the Revolving Line, minus the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) and minus the FX Reserve for Bank’s cash management services which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in Bank’s various cash management services agreements (collectively, the “Cash Management Services”). Any amounts Bank pays on behalf of Borrower for any Cash Management Services will be treated as Advances under the Revolving Line and will accrue interest at the interest rate applicable to Advances.

2.1.5 Term Loan.

(a) Availability. Bank has made a term loan to Borrower in the amount of the Term Loan Amount. The outstanding principal balance of the Term Loan is $1,277,700.00 as of October 14, 2008.

(b) Repayment. Borrower shall repay the Term Loan in (i) thirty-six (36) equal installments of principal, plus (ii) monthly payments of accrued interest (the “Term Loan Payment”). Beginning on the first day of the month following the month in which the Funding Date occurs, each Term Loan Payment shall be payable on the first day of each month. Borrower’s final Term Loan Payment, due on the Term Loan Maturity Date, shall include all outstanding principal and accrued and unpaid interest under the Term Loan.

(c) Prepayment. At Borrower’s option, so long as an Event of Default has not occurred and is not continuing, Borrower shall have the option to prepay, without penalty, all, or any portion, of the Term Loan Amount advanced by Bank under this Agreement, provided Borrower (a) provides written notice to Bank of its election to exercise to prepay the Term Loan at least thirty (30) days prior to such prepayment, and (b) pays, on the date of the prepayment (i) all accrued and unpaid interest with respect to the Term Loan through the date the prepayment is made; (ii) all or any portion of the unpaid principal with respect to the Term Loan; and (iii) all other sums, if any, that shall have become due and payable hereunder with respect to this Agreement.

2.1.6 Second Term Loan.

(a) Availability. Subject to the terms and conditions of this Agreement, during the Draw Period, Bank shall make advances (each, a “Second Term Loan Advance” and, collectively, “Second Term Loan Advances”) not exceeding the Second Term Loan Amount. Second Term Loan Advances may only be used to finance Eligible Equipment purchased after June 1, 2007 (determined based upon the applicable invoice date of such Eligible Equipment) and Tenant Improvements. All Eligible Equipment must have been new when purchased by Borrower, except for such Eligible Equipment that is disclosed in writing to Bank by Borrower, and that Bank in its sole discretion has agreed to finance, prior to being financed by Bank. No Second Term Loan Advance may exceed one hundred percent (100%) of the total invoice for Eligible Equipment (excluding taxes, shipping, warranty charges, freight discounts and installation expenses relating to such Eligible Equipment except to the extent such are allowed to be financed pursuant hereto as Other Equipment) or the documented cost of any Tenant Improvements. Unless otherwise agreed to by Bank, not more than twenty-five percent (25%) of the proceeds of the Second Term Loan shall be used to finance Other Equipment. After repayment, no Second Term Loan Advance may be reborrowed.

(b) Repayment. Borrower shall repay the Second Term Loan Advances as follows: (a) beginning on the first day of the month following the month in which the Funding Date occurs and continuing on the first day of each month thereafter through the Draw Period, Borrower shall pay interest-only payments, and (b) beginning on November 1, 2009, and continuing on the first day of each month thereafter until the Second Term Loan Maturity Date, Borrower shall pay (i) thirty-six (36) equal installments of principal, plus (ii) monthly payments of accrued interest (collectively, the “Second Term Loan Payment”). Borrower’s final Second Term Loan Payment, due on the Second Term Loan Maturity Date, shall include all outstanding principal and accrued and unpaid interest under the Second Term Loan.

(c) Prepayment. At Borrower’s option, so long as an Event of Default has not occurred and is not continuing, Borrower shall have the option to prepay, without penalty, all, or any portion, of the Second Term Loan Amount advanced by Bank under this Agreement, provided Borrower (a) provides written notice to Bank of its election to exercise to prepay the Second Term Loan at least thirty (30) days prior to such prepayment, and (b) pays, on the date of the prepayment (i) all accrued and unpaid interest with respect to the Second Term Loan through the date the prepayment is made; (ii) all or any portion of the unpaid principal with respect to the Second Term Loan; and (iii) all other sums, if any, that shall have become due and payable hereunder with respect to this Agreement.

2.2 Overadvances. If, at any time, the sum of (a) the outstanding principal amount of any Advances (including any amounts used for Cash Management Services), plus (b) the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve), plus (c) the FX Reduction Amount exceeds the lesser of either the Revolving Line or the Borrowing Base, Borrower shall immediately pay to Bank in cash such excess.

2.3 Payment of Interest on the Credit Extensions.

(a) Interest Rate.

(i) Advances. Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at the following per annum rates: (i) if the Adjusted Quick Ratio is greater than or equal to 2.0 to 1.0, then the interest rate is the Prime Rate; and (ii) if the Adjusted Quick Ratio is less than 2.0 to 1.0, then the interest rate is 0.25 percentage point above the Prime Rate. If any change in the interest rate is due to a change in the Adjusted Quick Ratio, the change shall take effect on the first day of the month following the Bank’s receipt of Borrower’s financial statements for which the Adjusted Quick Ratio was calculated.

(ii) Term Loan. Subject to Section 2.3(b), the principal amount outstanding under the Term Loan shall accrue interest at a floating per annum rate equal to the greater of one quarter of one (0.25%) percentage point above the Prime Rate or 8.25%, which interest shall be payable monthly.

(iii) Second Term Loan. Subject to Section 2.3(b), the principal amount outstanding under the Second Term Loan shall accrue interest at the following per annum rates: (i) if the Adjusted Quick Ratio is greater than or equal to 2.0 to 1.0, then the interest rate is 0.25 percentage point above the Prime Rate; and (ii) if the Adjusted Quick Ratio is less than 2.0 to 1.0, then the interest rate is 0.50 percentage point above the Prime Rate. If any change in the interest rate is due to a change in the Adjusted Quick Ratio, the change shall take effect on the first day of the month following the Bank’s receipt of Borrower’s financial statements for which the Adjusted Quick Ratio was calculated.

(b) Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, Obligations shall bear interest at a rate per annum which is five percentage points above the rate that is otherwise applicable thereto (the “Default Rate”). Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Bank.

(c) Adjustment to Interest Rate. Changes to the interest rate of any Credit Extension based on changes to the Prime Rate shall be effective on the effective date of any change to the Prime Rate and to the extent of any such change.

(d) 360-Day Year. Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed.

(e) Debit of Accounts. Bank may debit any of Borrower’s deposit accounts, including the Designated Deposit Account, for principal and interest payments or any other amounts Borrower owes Bank when due. These debits shall not constitute a set-off.

(f) Payments. Unless otherwise provided, interest is payable monthly on the first calendar day of each month. Payments of principal and/or interest received after 12:00 p.m. Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest, as applicable, shall continue to accrue.

2.4 Fees. Borrower shall pay to Bank:

(a) Revolving Line Commitment Fee. A fully earned, non-refundable commitment fee of $15,000.00 equal to one-quarter percent (0.25%) of the Revolving Line, on the Effective Date;

(b) Unused Revolving Line Facility Fee. A fee (the “Unused Revolving Line Facility Fee”), payable quarterly, in arrears, on a calendar year basis, in an amount equal to three-eighths percent (0.375]%) per annum of the average unused portion of the Revolving Line, as determined by Bank. The unused portion of the Revolving Line, for the purposes of this calculation, shall include amounts reserved under the Cash Management Services Sublimit for products provided and under the Foreign Exchange Sublimit for FX Forward Contracts. Borrower shall not be entitled to any credit, rebate or repayment of any Unused Revolving Line Facility Fee previously earned by Bank pursuant to this Section notwithstanding any termination of the Agreement or the suspension or termination of Bank’s obligation to make loans and advances hereunder;

(c) Second Term Loan Commitment Fee. A fully earned, non-refundable commitment fee of $11,250.00 equal to one-half percent (0.50%) of the Second Term Loan Amount, on the Effective Date; and

(d) Bank Expenses. All Bank Expenses (including reasonable attorneys’ fees and expenses, plus expenses for documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due.

3	CONDITIONS OF LOANS

3.1 Conditions Precedent to Initial Credit Extension. Bank’s obligation to make the initial Credit Extension is subject to the condition precedent that Borrower shall consent to or shall have delivered, in form and substance satisfactory to Bank, such documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate, including, without limitation, the following:

(a) duly executed original signatures to the Loan Documents to which it is a party;

(b) duly executed original signatures to the Control Agreements;

(c) its Operating Documents and a good standing certificate of Borrower certified by the Secretary of State of the State of Delaware as of a date no earlier than thirty (30) days prior to the Effective Date;

(d) duly executed original signatures to the completed Borrowing Resolutions for Borrower:

(e) certified copies, dated as of a recent date, of financing statement searches, as Bank shall request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Credit Extension, will be terminated or released;

(f) evidence satisfactory to Bank that the insurance policies required by Section 6.5 hereof are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements in favor of Bank; and

(g) payment of the fees and Bank Expenses then due as specified in Section 2.4 hereof.

3.2 Conditions Precedent to all Credit Extensions. Bank’s obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following; provided however, that the conditions set forth in Sections 3.2(c) and 3.2(d) shall not be required prior to the advance of the Term Loan:

(a) except as otherwise provided in Section 3.4(a), timely receipt of an executed Payment/Advance Form;

(b) the representations and warranties in Section 5 shall be true in all material respects on the date of the Payment/Advance Form and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Default or Event of Default shall have occurred and be continuing or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in Section 5 remain true in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; and

(c) in Bank’s sole discretion, there has not been a Material Adverse Change.

3.3 Covenant to Deliver.

Borrower agrees to deliver to Bank each item required to be delivered to Bank under this Agreement as a condition to any Credit Extension. Borrower expressly agrees that the extension of a Credit Extension prior to the receipt by Bank of any such item shall not constitute a waiver by Bank of Borrower’s obligation to deliver such item, and any such extension in the absence of a required item shall be in Bank’s sole discretion.

3.4 Procedures for Borrowing.

(a) Advances. Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement, to obtain an Advance (other than Advances under Section 2.1.2 or 2.1.4), Borrower shall notify Bank (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 p.m. Pacific time on the Funding Date of the Advance. Together with any such electronic or facsimile notification, Borrower shall deliver to Bank by electronic mail or facsimile a completed Payment/Advance Form executed by a Responsible Officer or his or her designee. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Bank shall credit Advances to the Designated Deposit Account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due.

(b) Second Term Loan Advances. Subject to the prior satisfaction of all other applicable conditions to the making of a Second Term Loan Advance set forth in this Agreement, to obtain a Second Term Loan Advance, Borrower must notify Bank (which notice shall be irrevocable) by electronic mail or facsimile no later than 12:00 p.m. Pacific time one (1) Business Day before the proposed Funding Date. The notice shall be a Payment/Advance Form, must be signed by a Responsible Officer or designee, and shall include a copy of the invoice for the Equipment being financed or the Tenant Improvement expenses incurred by Borrower. If Borrower satisfies the conditions of each Second Term Loan Advance, Bank shall disburse such Second Term Loan Advance by transfer to the Designated Deposit Account.

4	CREATION OF SECURITY INTEREST

4.1 Grant of Security Interest. Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. Borrower represents, warrants, and covenants that the security interest granted herein, after release of the financing statement of KeyBank National Association and subordination of the security interest granted in favor of the Portland Development Commission, is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that may have superior priority to Bank’s Lien under this Agreement). If Borrower shall acquire a commercial tort claim. Borrower shall promptly notify Bank in a writing signed by Borrower of the general details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Bank.

If this Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash. Upon payment in full in cash of the Obligations and at such time as Bank’s obligation to make Credit Extensions has terminated, Bank shall, at Borrower’s sole cost and expense, release its Liens in the Collateral and all rights therein shall revert to Borrower.

4.2 Authorization to File Financing Statements. Borrower hereby authorizes Bank to file financing statements, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Bank’s interest or rights hereunder, including a notice that any disposition of the Collateral, by either Borrower or any other Person, shall be deemed to violate the rights of Bank under the Code.

5	REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows:

5.1 Due Organization, Authorization; Power and Authority. Borrower is duly existing and in good standing as a Registered Organization in its jurisdiction of formation and is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to have a material adverse effect on Borrower’s business. In connection with this Agreement, Borrower has delivered to Bank a completed certificate signed by Borrower, entitled “Perfection Certificate”. Borrower represents and warrants to Bank that (a) Borrower’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (b) Borrower is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (c) the Perfection Certificate accurately sets forth Borrower’s organizational identification number or accurately states that Borrower has none; (d) the Perfection Certificate accurately sets forth Borrower’s place of business, or, if more than one, its chief executive office as well as Borrower’s mailing address (if different than its chief executive office); (e) Borrower (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (f) all other information set forth on the Perfection Certificate pertaining to Borrower and each of its

Subsidiaries is accurate and complete (it being understood and agreed that Borrower may from time to time update certain information in the Perfection Certificate after the Effective Date to the extent permitted by one or more specific provisions in this Agreement). If Borrower is not now a Registered Organization but later becomes one, Borrower shall promptly notify Bank of such occurrence and provide Bank with Borrower’s organizational identification number.

The execution, delivery and performance by Borrower of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of Borrower’s organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect or (v) constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a material adverse effect on Borrower’s business.

5.2 Collateral. Borrower has good title to, has rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens. Borrower has no deposit accounts other than the deposit accounts with Bank, the deposit accounts, if any, described in the Perfection Certificate delivered to Bank in connection herewith, or of which Borrower has given Bank notice and taken such actions as are necessary to give Bank a perfected security interest therein.

The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate. None of the components of the Collateral shall be maintained at locations other than as provided in the Perfection Certificate or as Borrower has given Bank notice pursuant to Section 7.2. In the event that Borrower, after the date hereof, intends to store or otherwise deliver any portion of the Collateral to a bailee, then Borrower will first receive the written consent of Bank and such bailee must execute and deliver a bailee agreement in form and substance satisfactory to Bank in its sole discretion.

All Financed Equipment is new, except for such Financed Equipment that has been disclosed in writing to Bank by Borrower as “used” and that Bank, in its sole discretion, has agreed to finance. All Inventory is in all material respects of good and marketable quality, free from material defects.

Borrower is the sole owner of its intellectual property, except for non-exclusive licenses granted to its customers in the ordinary course of business. Each patent is valid and enforceable, and no part of the intellectual property has been judged invalid or unenforceable, in whole or in part, and to the best of Borrower’s knowledge, no claim has been made that any part of the intellectual property violates the rights of any third party except to the extent such claim could not reasonably be expected to have a material adverse effect on Borrower’s business. Except as noted on the Perfection Certificate, Borrower is not a party to, nor is bound by, any material license or other agreement with respect to which Borrower is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with the Bank’s right to sell any Collateral. Borrower shall provide written notice to Bank within ten (10) days of entering or becoming bound by any such license or agreement (other than over-the-counter software that is commercially available to the public). Borrower shall take such steps as Bank requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (x) all such licenses or agreements to be deemed “Collateral” and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such license or agreement, whether now existing or entered into in the future, and (y) Bank to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Bank’s rights and remedies under this Agreement and the other Loan Documents.

5.3 Accounts Receivable. For any Eligible Domestic Account and Eligible Foreign Account in any Borrowing Base Certificate, all statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing such Eligible Domestic Accounts and Eligible Foreign Accounts are and shall be true and correct and all such invoices, instruments and other documents, and all of Borrower’s Books are genuine and in all respects what they purport to be. Whether or not an Event of Default has occurred and is continuing, Bank may notify any Account Debtor owing Borrower money of Bank’s security interest in such funds and verify the amount of such Eligible Domestic Account and Eligible Foreign Account. All sales and other transactions underlying or giving rise to each Eligible Domestic Account and Eligible Foreign Account shall comply in all material respects with all applicable laws and governmental rules and regulations. Borrower has no knowledge of any actual or imminent Insolvency Proceeding of any Account Debtor whose accounts are an Eligible Domestic Account and Eligible Foreign Account in any Borrowing Base Certificate. To the best of Borrower’s knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to all Eligible Domestic Accounts and Eligible Foreign Accounts are genuine, and all such documents, instruments and agreements are legally enforceable in accordance with their terms.

5.4 Litigation. There are no actions or proceedings pending or, to the knowledge of the Responsible Officers, threatened in writing by or against Borrower or any of its Subsidiaries involving more than One Hundred Thousand Dollars ($100,000.00).

5.5 No Material Deviation in Financial Statements. All consolidated financial statements for Borrower and any of its Subsidiaries delivered to Bank fairly present in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations. There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to Bank.

5.6 Solvency. Borrower is able to pay its debts (including trade debts) as they mature.

5.7 Regulatory Compliance. Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Neither Borrower nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to have a material adverse effect on its business. None of Borrower’s or any of its Subsidiaries’ properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Government Authorities that are necessary to continue their respective businesses as currently conducted.

5.8 Subsidiaries; Investments. Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

5.9 Tax Returns and Payments; Pension Contributions. Borrower has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower. Borrower may defer payment of any contested taxes, provided that Borrower (a) in good faith contests its obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (b) notifies Bank in writing of the commencement of, and any material development in, the proceedings, (c) posts bonds or takes any other steps required to prevent the governmental authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien”. Borrower is unaware of any claims or adjustments proposed for any of Borrower’s prior tax years which could result in additional taxes becoming due and payable by Borrower. Borrower has paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any material liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

5.10 Use of Proceeds. Borrower shall use the proceeds of the Credit Extensions solely as working capital, to reimburse Borrower’s purchase of Eligible Equipment and its Tenant Improvements and to fund its general business requirements and not for personal, family, household or agricultural purposes.

5.11 Full Disclosure. No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Bank, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

6	AFFIRMATIVE COVENANTS

Borrower shall do all of the following:

6.1 Government Compliance.

(a) Maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on Borrower’s business or operations. Borrower shall comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower’s business.

(b) Obtain all of the Governmental Approvals necessary for the performance by Borrower of its obligations under the Loan Documents to which it is a party and the grant of a security interest to Bank in all of its property. Borrower shall promptly provide copies of any such obtained Governmental Approvals to Bank.

6.2 Financial Statements, Reports, Certificates.

(a) Deliver to Bank: (i) as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations for such month certified by a Responsible Officer and in a form acceptable to Bank; (ii) as soon as available, but no later than one hundred twenty (120) days after the last day of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Bank in its reasonable discretion; provided however, that the Borrower’s audited consolidated financial statements for fiscal year 2007 shall be provided to Bank as soon as available, but no later than July 1, 2009; (iii) within five (5) days of delivery, copies of all statements, reports and notices made available to Borrower’s security holders or to any holders of Subordinated Debt (iv) in the event that Borrower becomes subject to the reporting requirements under the Securities Exchange Act of 1934, as amended, within five (5) days of filing, all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission or a link thereto on Borrower’s or another website on the Internet; (iv) a prompt report of any legal actions pending or threatened against Borrower or any of its Subsidiaries that could result in damages or costs to Borrower or any of its Subsidiaries of One Hundred Thousand Dollars ($100,000.00) or more; (v) prompt notice of an event that materially and adversely affects the value of the intellectual property; and (vi) budgets, sales projections, operating plans and other financial information reasonably requested by Bank.

(b) Within thirty (30) days after the last day of each month, deliver to Bank a duly completed Borrowing Base Certificate signed by a Responsible Officer, with (i) aged listings of accounts receivable and accounts payable (by invoice date) and (ii) a schedule of Deferred Revenue by customer.

(c) Within thirty (30) days after the last day of each month, deliver to Bank with the monthly financial statements, a duly completed Compliance Certificate signed by a Responsible Officer setting forth calculations showing compliance with the financial covenants set forth in this Agreement.

(d) Allow Bank to audit Borrower’s Collateral at Borrower’s expense. The initial audit shall be conducted within ninety (90) days after the Effective Date, and thereafter audits shall be conducted no more often than once every twelve (12) months unless a Default or an Event of Default has occurred and is continuing.

6.3 [Intentionally omitted]

6.4 Taxes; Pensions. Make, and cause each of its Subsidiaries to make, timely payment of all foreign, federal, state, and local taxes or assessments (other than taxes and assessments which Borrower is contesting pursuant to the terms of Section 5.9 hereof) and shall deliver to Bank, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.

6.5 Insurance. Keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s industry and location and as Bank may reasonably request. Insurance policies shall be in a form, with companies, and in amounts that are reasonably satisfactory to Bank. All property policies shall have a lender’s loss payable endorsement showing Bank as the sole lender loss payee and waive subrogation against Bank, and all liability policies shall show, or have endorsements showing, Bank as an additional insured. All policies (or the loss payable and additional insured endorsements) shall provide that the insurer shall endeavor to give Bank at least twenty (20) days notice before canceling, amending, or declining to renew its policy. At Bank’s request, Borrower shall deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy shall, at Bank’s option, be payable to Bank on account of the Obligations. If Borrower fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment to third persons and Bank, Bank may make all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies Bank deems prudent.

WARNING

Unless Borrower (“you” or “your”) provides Bank (“us”, “we” or “our”) with evidence of the insurance coverage as required by our contract or loan agreement, we may purchase insurance at your expense to protect our interest. This insurance may, but need not, also protect your interest. If the collateral becomes damaged, the coverage we purchase may not pay any claim you make or any claim made against you. You may later cancel this coverage by providing evidence that you have obtained property coverage elsewhere.

You are responsible for the cost of any insurance purchased by us. The cost of this insurance may be added to your contract or loan balance. If the cost is added to your contract or loan balance, the interest rate on the underlying contract or loan will apply to this added amount. The effective date of coverage may be the date your prior coverage lapsed or the date you failed to provide proof of coverage.

This coverage we purchased may be considerably more expensive than insurance you can obtain on your own and may not satisfy any need for property damage coverage or any mandatory liability insurance requirements imposed by applicable law.

6.6 Operating Accounts.

(a) Borrower will maintain its primary operating and other deposit accounts and securities accounts with Bank and Bank’s Affiliates.

(b) Provide Bank five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution other than Bank or Bank’s Affiliates. For each Collateral Account that Borrower at any time maintains, Borrower shall cause the applicable bank or financial institution (other than Bank) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank’s Lien in such Collateral Account in accordance with the terms hereunder. The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Bank by Borrower as such.

6.7 Financial Covenants.

Borrower shall maintain at all times, to be tested as of the last day of each month, unless otherwise noted:

(a) Adjusted Quick Ratio. A ratio of Quick Assets to Current Liabilities minus Deferred Revenue of at least 1.5 to 1.0.

(b) Maximum EBITDA Loss. The cumulative maximum EBITDA loss during the period from October 1, 2008 through December 31, 2009 shall not exceed ($2,500,000.00).

6.8 Protection of Intellectual Property Rights. Borrower shall: (a) protect, defend and maintain the validity and enforceability of its intellectual property; (b) promptly advise Bank in writing of material infringements of its intellectual property; and (c) not allow any intellectual property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Bank’s written consent.

6.9 Litigation Cooperation. From the date hereof and continuing through the termination of this Agreement, make available to Bank, without expense to Bank, Borrower and its officers, employees and agents and Borrower’s books and records, to the extent that Bank may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Bank with respect to any Collateral or relating to Borrower.

6.10 Further Assurances. Execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank’s Lien in the Collateral or to effect the purposes of this Agreement. Deliver to Bank, within five (5) days after the same are sent or received, copies of all correspondence, reports, documents and other filings with any Governmental Authority regarding compliance with or maintenance of Governmental Approvals or Requirements of Law or that could reasonably be expected to have a material effect on any of the Governmental Approvals or otherwise on the operations of Borrower or any of its Subsidiaries.

7	NEGATIVE COVENANTS

Borrower shall not do any of the following without Bank’s prior written consent:

7.1 Dispositions. Convey, sell, lease, transfer or otherwise dispose of (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn-out or obsolete Equipment that does not constitute Financed Equipment; (c) in connection with Permitted Liens and Permitted Investments; and (d) of non-exclusive licenses for the use of the property of Borrower or its Subsidiaries in the ordinary course of business.

7.2 Changes in Business, Management, Ownership, or Business Locations. (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower and such Subsidiary, as applicable, or reasonably related thereto; (b) liquidate or dissolve; or (c) (i) if any Key Person ceases to hold such office with Borrower or (ii) enter into any transaction or series of related transactions in which the stockholders of Borrower who were not stockholders immediately prior to the first such transaction own more than 40% of the voting stock of Borrower immediately after giving effect to such transaction or related series of such transactions (other than by the sale of Borrower’s equity securities in a public offering or to venture capital investors so long as Borrower identifies to Bank the venture capital investors prior to the closing of the transaction). Borrower shall not, without at least thirty (30) days prior written notice to Bank: (1) add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than Ten Thousand Dollars ($10,000.00) in Borrower’s assets or property), (2) change its jurisdiction of organization, (3) change its organizational structure or type, (4) change its legal name, or (5) change any organizational number (if any) assigned by its jurisdiction of organization.

7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

7.4 Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5 Encumbrance. Create, incur, allow, or suffer any Lien on any of the Collateral, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, permit any Collateral not to be subject to the first priority security interest granted herein, or enter into any agreement, document, instrument or other arrangement (except with or in favor of Bank) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s or any Subsidiary’s intellectual property, except as is otherwise permitted in Section 7.1 hereof and the definition of “Permitted Lien” herein.

7.6 Maintenance of Collateral Accounts. Maintain any Collateral Account except pursuant to the terms of Section 6.6.(b) hereof.

7.7 Distributions; Investments. (a) Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock provided that (i) Borrower may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, (ii) Borrower may pay dividends solely in common stock; and (iii) Borrower may repurchase the stock of former employees or consultants pursuant to stock repurchase agreements so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, provided such repurchase does not exceed in the aggregate of Fifty Thousand Dollars ($50,000) per fiscal year; or (b) directly or indirectly make any Investment other than Permitted Investments, or permit any of its Subsidiaries to do so.

7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person.

7.9 Subordinated Debt. (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof or adversely affect the subordination thereof to Obligations owed to Bank.

7.10 Compliance. Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower’s business, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

8	EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1 Payment Default. Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) day grace period shall not apply to payments due on the Revolving Line Maturity Date, Term Loan Maturity Date and Second Term Loan Maturity Date). During the cure period, the failure to cure the payment default is not an Event of Default (but no Credit Extension will be made during the cure period);

8.2 Covenant Default.

(a) Borrower fails or neglects to perform any obligation in Sections 6.2, 6.3, 6.4, 6.5, 6.6, 6.7, or violates any covenant in Section 7; or

(b) Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no

Credit Extensions shall be made during such cure period). Grace periods provided under this section shall not apply, among other things, to financial covenants or any other covenants set forth in subsection (a) above;

8.3 Material Adverse Change. A Material Adverse Change occurs;

8.4 Attachment. (a) Any material portion of Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver; (b) the service of process seeking to attach, by trustee or similar process, any funds of Borrower or of any entity under control of Borrower (including a Subsidiary) on deposit with Bank or any Bank Affiliate; (c) Borrower is enjoined, restrained, or prevented by court order from conducting any part of its business; or (d) a notice of lien, levy, or assessment is filed against any of Borrower’s assets by any government agency, and the same under clauses (a) through (d) hereof are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Credit Extensions shall be made during any ten (10) day cure period;

8.5 Insolvency (a) Borrower is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) Borrower begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within thirty (30) days (but no Credit Extensions shall be made while of any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding is dismissed);

8.6 Other Agreements. There is a default in any agreement to which Borrower or any Guarantor is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of Fifty Thousand Dollars ($50,000.00) or that could have a material adverse effect on Borrower’s or any Guarantor’s business;

8.7 Judgments. One or more judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least Fifty Thousand Dollars ($50,000.00) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower and shall remain unsatisfied, unvacated, or unstayed for a period of ten (10) days after the entry thereof (provided that no Credit Extensions will be made prior to the satisfaction, vacation, or stay of such judgment, order, or decree);

8.8 Misrepresentations. Borrower or any Person acting for Borrower makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made;

8.9 Subordinated Debt. A default or breach occurs under any agreement between Borrower and any creditor of Borrower that signed a subordination, intercreditor, or other similar agreement with Bank, or any creditor that has signed such an agreement with Bank breaches any terms of such agreement; or

8.10 Governmental Approvals. Any Governmental Approval shall have been (a) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the ordinary course for a full term or (b) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any of such Governmental Approval or that could result in the Governmental Authority taking any of the actions described in clause (a) above, and such decision or such revocation, rescission, suspension, modification or nonrenewal (i) has, or could reasonably be expected to have, a Material Adverse Change, or (ii) adversely affects the legal qualifications of Borrower or any of its Subsidiaries to hold such Governmental Approval in any applicable jurisdiction and such revocation, rescission, suspension, modification or non-renewal could reasonably be expected to affect the status of or legal qualifications of Borrower or any of its Subsidiaries to hold any Governmental Approval in any other jurisdiction.

9	BANK’S RIGHTS AND REMEDIES

9.1 Rights and Remedies. While an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

(a) declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

(b) stop advancing money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Bank;

(c) demand that Borrower (i) deposits cash with Bank in an amount equal to the aggregate amount of any Letters of Credit remaining undrawn, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all Letter of Credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit;

(d) settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Bank considers advisable, notify any Person owing Borrower money of Bank’s security interest in such funds, and verify the amount of such account;

(e) make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Borrower shall assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank’s rights or remedies;

(f) apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

(g) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is hereby granted a non-exclusive, royalty-free license or other right to use without charge, Borrower’s labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section, Borrower’s rights under all licenses and all franchise agreements inure to Bank’s benefit;

(h) place a “hold” on any account maintained with Bank and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(i) demand and receive possession of Borrower’s Books; and

(j) exercise all rights and remedies available to Bank under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

9.2 Power of Attorney. Borrower hereby irrevocably appoints Bank as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Borrower’s name on any checks or other forms of payment or security; (b) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Bank determines reasonable; (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Bank or a third party as the Code permits. Borrower hereby appoints Bank as its lawful attorney-in-fact to sign Borrower’s name on any documents necessary to perfect or continue the perfection of Bank’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and Bank is under no further obligation to make Credit Extensions hereunder. Bank’s foregoing appointment as Borrower’s attorney in fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank’s obligation to provide Credit Extensions terminates.

9.3 Protective Payments. If Borrower fails to obtain the insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document, Bank may obtain such insurance or make such payment, and all amounts so paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then highest applicable rate, and secured by the Collateral. Bank will make reasonable efforts to provide Borrower with notice of Bank obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Bank are deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default.

9.4 Application of Payments and Proceeds. Borrower shall have no right to specify the order or the accounts to which Bank shall allocate or apply any payments required to be made by Borrower to Bank or otherwise received by Bank under this Agreement when any such allocation or application is not specified elsewhere in this Agreement. If an Event of Default has occurred and is continuing. Bank may apply any funds in its possession, whether from Borrower account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations in such order as Bank shall determine in its sole discretion. Any surplus shall be paid to Borrower or other Persons legally entitled thereto; Borrower shall remain liable to Bank for any deficiency. If Bank, in its good faith business judgment, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Bank shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Bank of cash therefor.

9.5 Bank’s Liability for Collateral. So long as Bank complies with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Bank, Bank shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6 No Waiver; Remedies Cumulative. Bank’s failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Bank thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by Bank and then is only effective for the specific instance and purpose for which it is given. Bank’s rights and remedies under this Agreement and the other Loan Documents are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank’s exercise of one right or remedy is not an election, and Bank’s waiver of any Event of Default is not a continuing waiver. Bank’s delay in exercising any remedy is not a waiver, election, or acquiescence.

9.7 Demand Waiver. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

10	NOTICES

All notices, consents, requests, approvals, demands, or other communication (collectively, “Communication”) by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Bank or Borrower may change its address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Borrower:	Jive Software, Inc.
915 SW Stark Street, Suite 400
Portland, OR 97205
Attn: Bryan LeBlanc
Fax: 503.961.1047
Email: bryan.leblanc@jivesoftware.com

If to Bank:	Silicon Valley Bank
8705 SW Nimbus, Suite 240
Beaverton, OR 97008
Attn: Ron Sherman
Fax: 503.526.0818
Email: rsherman@svb.com

11	CHOICE OF LAW, VENUE, JURY TRIAL WAIVER AND JUDICIAL REFERENCE

Oregon law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Multnomah County, Oregon; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Bank from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Bank. Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12	GENERAL PROVISIONS

12.1 Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or obligations under it without Bank’s prior written consent (which may be granted or withheld in Bank’s discretion). Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights, and benefits under this Agreement and the other Loan Documents.

12.2 Indemnification. Borrower agrees to indemnify, defend and hold Bank and its directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Bank harmless against: (a) all obligations, demands, claims, and liabilities (collectively, “Claims”) asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or arising from transactions between Bank and Borrower (including reasonable attorneys’ fees and expenses), except for Claims and/or losses directly caused by Bank’s gross negligence or willful misconduct.

12.3 Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.

12.4 Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5 Amendments in Writing; Integration. All amendments to this Agreement must be in writing and signed by both Bank and Borrower. This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

12.6 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

12.7 Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied. The obligation of Borrower in Section 12.2 to indemnify Bank shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

12.8 Confidentiality. In handling any confidential information, Bank shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Bank’s Subsidiaries or Affiliates; (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, Bank shall use commercially reasonable efforts to obtain such prospective transferee’s or purchaser’s agreement to the terms of this provision); (c) as required by law, regulation, subpoena, or other order; (d) to Bank’s regulators or as otherwise required in connection with Bank’s examination or audit; and (e) as Bank considers appropriate in exercising remedies under this Agreement. Confidential information does not include information that either: (i) is in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank other than as a result of Bank’s breach of this Section 12.8; or (ii) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

12.9 Attorneys’ Fees, Costs and Expenses. In any action or proceeding between Borrower and Bank arising out of or relating to the Loan Documents, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled, including without limitation its reasonable attorneys’ fees and other costs and expenses incurred at trial, on appeal and in any arbitration or bankruptcy proceeding.

13	DEFINITIONS

13.1 Definitions. As used in this Agreement, the following terms have the following meanings:

“Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.

“Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Advance” or “Advances” means an advance (or advances) under the Revolving Line.

“Affiliate” of any Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agreement” is defined in the preamble hereof.

“Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the amount available under the Borrowing Base minus (b) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) plus an amount equal to the Letter of Credit Reserve, minus (c) the FX Reserve, minus (d) any amounts used for Cash Management Services, and minus (e) the outstanding principal balance of any Advances.

“Bank” is defined in the preamble hereof.

“Bank Expenses” are all audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses) for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to Borrower.

“Borrower” is defined in the preamble hereof

“Borrower’s Books” are all Borrower’s books and records including ledgers, federal and state tax returns, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Borrowing Base” means (a) 80% of Eligible Accounts, as determined by Bank from Borrower’s most recent Borrowing Base Certificate; (b) 80% of the Borrower’s hosting revenue and term license revenue for the trailing three-month period; and (c) 20% of Borrower’s unrestricted cash maintained with Bank; provided, however, that Bank may decrease the foregoing percentages in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect Collateral.

“Borrowing Base Certificate” is that certain certificate in the form attached hereto as Exhibit C.

“Borrowing Resolutions” are, with respect to any Person, those resolutions substantially in the form attached hereto as Exhibit and delivered by such Person to Bank approving the Loan Documents to which such Person is a party and the transactions contemplated thereby, together with a certificate executed by its secretary on behalf of such Person certifying that (a) such Person has the authority to execute, deliver, and perform its obligations under each of the Loan Documents to which it is a party, (b) that attached as Exhibit A to such certificate is a true, correct, and complete copy of the resolutions then in full force and effect authorizing and ratifying the execution, delivery, and performance by such Person of the Loan Documents to which it is a party, (c) the name(s) of the Person(s) authorized to execute the Loan Documents on behalf of such Person, together with a sample of the true signature(s) of such Person(s), and (d) that Bank may conclusively rely on such certificate unless and until such Person shall have delivered to Bank a further certificate canceling or amending such prior certificate.

“Business Day” is any day that is not a Saturday, Sunday or a day on which Bank is closed.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (c) Bank’s certificates of deposit issued maturing no more than one (1) year after issue; and (d) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition.

“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of Oregon; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Bank’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of Oregon, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes on the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” is any and all properties, rights and assets of Borrower described on Exhibit A.

“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account.

“Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Communication” is defined in Section 10.

“Compliance Certificate” is that certain certificate in the form attached hereto as Exhibit D.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Control Agreement” is any control agreement entered into among the depository institution at which Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower maintains a Securities Account or a Commodity Account, Borrower, and Bank pursuant to which Bank obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.

“Credit Extension” is any Advance, Term Loan, Second Term Loan Advances or any other extension of credit by Bank for Borrower’s benefit.

“Current Liabilities” are all obligations and liabilities of Borrower to Bank, plus, without duplication, the aggregate amount of Borrower’s Total Liabilities that mature within one (1) year.

“Default” means any event which with notice or passage of time or both, would constitute an Event of Default.

“Default Rate” is defined in Section 2.3(b).

“Deferred Revenue” is all amounts received or invoiced in advance of performance under contracts and not yet recognized as revenue.

“Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Designated Deposit Account” is Borrower’s deposit account, account number 3300570442, maintained with Bank.

“Dollars,” “dollars’’ and “$” each mean lawful money of the United States.

“Draw Period” is the period of time from the Effective Date through the earlier to occur of (a) the 364th day after the Effective Date, or (b) an Event of Default.

“EBITDA” shall mean (a) Net Income, plus (b) Interest Expense, plus (c) to the extent deducted in the calculation of Net Income, depreciation expense and amortization expense, plus (d) income tax expense.

“Effective Date” is the date Bank executes this Agreement as indicated on the signature page hereof.

“Eligible Accounts” means Accounts which arise in the ordinary course of Borrower’s business that meet all Borrower’s representations and warranties in Section 5.3. Bank reserves the right at any time after the Effective Date to adjust any of the criteria set forth below and to establish new criteria in its good faith business judgment. Eligible Accounts shall not include:

(a) Accounts for which the Account Debtor has not been invoiced;

(b) Accounts that the Account Debtor has not paid within ninety (90) days of invoice date;

(c) Accounts owing from an Account Debtor, fifty percent (50%) or more of whose Accounts have not been paid within ninety (90) days of invoice date;

(d) Accounts with credit balances over ninety (90) days from invoice date;

(e) Accounts owing from an Account Debtor, including Affiliates, whose total obligations to Borrower exceed twenty-five (25%) of all Accounts, for the amounts that exceed that percentage, unless Bank approves in writing;

(f) Accounts owing from an Account Debtor which does not have its principal place of business in the United States except for Eligible Foreign Accounts;

(g) Accounts owing from an Account Debtor which is a federal, state or local government entity or any department, agency, or instrumentality thereof except for Accounts of the United States if Borrower has assigned its payment rights to Bank and the assignment has been acknowledged under the Federal Assignment of Claims Act of 1940, as amended;

(h) Accounts owing from an Account Debtor to the extent that Borrower is indebted or obligated in any manner to the Account Debtor (as creditor, lessor, supplier or otherwise - sometimes called “contra” accounts, accounts payable, customer deposits or credit accounts), with the exception of customary credits, adjustments and/or discounts given to an Account Debtor by Borrower in the ordinary course of its business;

(i) Accounts for demonstration or promotional equipment, or in which goods are consigned, or sold on a “sale guaranteed”, “sale or return”, “sale on approval”, “bill and hold”, or other terms if Account Debtor’s payment may be conditional;

(j) Accounts for which the Account Debtor is Borrower’s Affiliate, officer, employee, or agent;

(k) Accounts in which the Account Debtor disputes liability or makes any claim (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business; and

(1) Accounts for which Bank in its good faith business judgment determines collection to be doubtful.

“Eligible Equipment” is the following to the extent it complies with all of Borrower’s representations and warranties to Bank, is acceptable to Bank in all respects, is located at 915 SW Stark Street, Suite 400, Portland, OR 97205 or such other location of which Bank has approved in writing, and is subject to a first priority Lien in favor of Bank: (a) general purpose equipment, and (b) Other Equipment.

“Eligible Foreign Accounts” are Accounts for which the Account Debtor does not have its principal place of business in the United States but are otherwise Eligible Accounts that are (a) supported by letter(s) of credit acceptable to Bank; or (b) that Bank approves in writing.

“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“ERISA” is the Employee Retirement Income Security Act of 1974, and its regulations.

“Event of Default” is defined in Section 8.

“Financed Equipment” is all present and future Eligible Equipment in which Borrower has any interest which is financed by a Second Term Loan Advance.

“Funding Date” is any date on which a Credit Extension is made to or on account of Borrower which shall be a Business Day.

“FX Business Day” is any day when (a) Bank’s Foreign Exchange Department is conducting its normal business and (b) the Foreign Currency being purchased or sold by Borrower is available to Bank from the entity from which Bank shall buy or sell such Foreign Currency.

“FX Forward Contract” is defined in Section 2.1.3.

“FX Reduction Amount” is defined in Section 2.1.3.

“FX Reserve” is defined in Section 2.1.3.

“GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

“General Intangibles” is all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, any trade secret rights, including any rights to unpatented inventions, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income and other tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Interest Expense” means for any fiscal period, interest expense (whether cash or non-cash) determined in accordance with GAAP for the relevant period ending on such date, including, in any event, interest expense with respect to any Credit Extension and other Indebtedness of Borrower and its Subsidiaries, including, without limitation or duplication, all commissions, discounts, or related amortization and other fees and charges with respect to letters of credit and bankers’ acceptance financing and the net costs associated with interest rate swap, cap, and similar arrangements, and the interest portion of any deferred payment obligation (including leases of all types).

“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any Person.

“Key Person” is any of Borrower’s Chief Executive Officer and Chief Financial Officer who are, as of the Effective Date, Dave Hersh and Bryan LeBlanc, respectively.

“Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Loan Documents” are, collectively, this Agreement, the Perfection Certificate, any note, or notes or guaranties executed by Borrower or any Guarantor, and any other present or future agreement between Borrower any Guarantor and/or for the benefit of Bank in connection with this Agreement, all as amended, restated, or otherwise modified.

“Letter of Credit” means a standby letter of credit issued by Bank or another institution based upon an application, guarantee, indemnity or similar agreement on the part of Bank as set forth in Section 2.1.2.

“Letter of Credit Application” is defined in Section 2.1.2(a).

“Letter of Credit Reserve” has the meaning set forth in Section 2.1.2(d).

“Material Adverse Change” is (a) a material impairment in the perfection or priority of Bank’s Lien in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations, or condition (financial or otherwise) of Borrower; (c) a material impairment of the prospect of repayment of any portion of the Obligations or (d) Bank determines, based upon information available to it and in its reasonable judgment, that there is a reasonable likelihood that Borrower shall fail to comply with one or more of the financial covenants in Section 6 during the next succeeding financial reporting period.

“Net Income” means, as calculated on a consolidated basis for Borrower and its Subsidiaries for any period as at any date of determination, the net profit (or loss), after provision for taxes, of Borrower and its Subsidiaries for such period taken as a single accounting period.

“Obligations” are Borrower’s obligation to pay when due any debts, principal, interest. Bank Expenses and other amounts Borrower owes Bank now or later, whether under this Agreement, the Loan Documents, or otherwise, including, without limitation, all obligations relating to letters of credit (including reimbursement obligations for drawn and undrawn letters of credit), cash management services, and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and the performance of Borrower’s duties under the Loan Documents.

“Operating Documents” are, for any Person, such Person’s formation documents, as certified with the Secretary of State of such Person’s state of formation on a date that is no earlier than 30 days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Other Equipment” is intangible property such as computer software and software licenses, equipment specifically designed or manufactured for Borrower, other intangible property, limited use property and other similar property and soft costs approved by Bank, including taxes, shipping, warranty charges, freight discounts and installation expenses.

“Payment/Advance Form” is that certain form attached hereto as Exhibit B.

“Perfection Certificate” is defined in Section 5.1.

“Permitted Indebtedness” is:

(a) Borrower’s Indebtedness to Bank under this Agreement and the other Loan Documents;

(b) Indebtedness existing on the Effective Date and shown on the Perfection Certificate;

(c) Subordinated Debt;

(d) unsecured Indebtedness to trade creditors and with respect to surety bonds and similar obligations incurred in the ordinary course of business;

(e) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

(f) Indebtedness secured by Permitted Liens; and

(g) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (f) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

“Permitted Investments” are:

(a) Investments shown on the Perfection Certificate and existing on the Effective Date;

(b) Cash Equivalents, and (ii) any Investments permitted by Borrower’s investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved by Bank;

(c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower;

(d) Investments consisting of deposit accounts in which Bank has a perfected security interest;

(e) Investments accepted in connection with Transfers permitted by Section 7.1;

(f) Investments of Subsidiaries in or to other Subsidiaries or Borrower and Investments by Borrower in Subsidiaries not to exceed $100,000.00 in the aggregate in any fiscal year;

(g) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower’s Board of Directors;

(h) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business; and

(i) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (i) shall not apply to Investments of Borrower in any Subsidiary.

“Permitted Liens” are:

(a) Liens existing on the Effective Date and shown on the Perfection Certificate or arising under this Agreement and the other Loan Documents;

(b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder;

(c) purchase money Liens (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment securing no more than $250,000.00 in the aggregate amount outstanding, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;

(d) Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(e) Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(f) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

(g) leases or subleases of real property granted in the ordinary course of business, and leases, subleases, non-exclusive licenses or sublicenses of property (other than real property or intellectual property) granted in the ordinary course of Borrower’s business, if the leases, subleases, licenses and sublicenses do not prohibit granting Bank a security interest;

(h) non-exclusive license of intellectual property granted to third parties in the ordinary course of business;

(i) Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default under Sections 8.4 and 8.7; and

(j) Liens in favor of other financial institutions arising in connection with Borrower’s deposit and/or securities accounts held at such institutions, provided that Bank has a perfected security interest in the amounts held in such deposit and/or securities accounts.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Prime Rate” is Bank’s most recently announced “prime rate,” even if it is not Bank’s lowest rate.

“Quick Assets” is, on any date, Borrower’s unrestricted cash and Cash Equivalents maintained with Bank, unrestricted cash or Cash Equivalents deposited with or invested through a third party in investments with maturities of fewer than 12 months so long as a Control Agreement satisfactory to Bank has been executed and delivered with respect to such deposits or investments, net billed accounts receivable, and investments with Bank with maturities of fewer than 12 months determined according to GAAP.

“Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made

“Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” is any of the Chief Executive Officer, President, VP of Finance, Chief Financial Officer and Controller of Borrower.

“Revolving Line” is an Advance or Advances in an amount equal to Six Million Dollars ($6,000,000.00).

“Revolving Line Maturity Date” is a date 729 days after the Effective Date.

“Second Term Loan” is a loan made by Bank pursuant to the terms of Section 2.1.6 hereof.

“Second Term Loan Advance” is defined in Section 2.1.6(a).

“Second Term Loan Amount” is an amount equal to Two Million Two Hundred Fifty Thousand Dollars ($2,250,000.00).

“Second Term Loan Maturity Date” is October 1, 2012.

“Second Term Loan Payment” is defined in Section 2.1.6(b).

“Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Subordinated Debt” is indebtedness incurred by Borrower subordinated to all of Borrower’s now or hereafter indebtedness to Bank (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Bank entered into between Bank and the other creditor), on terms acceptable to Bank.

“Subsidiary” means, with respect to any Person, any Person of which more than 50.0% of the voting stock or other equity interests (in the case of Persons other than corporations) is owned or controlled directly or indirectly by such Person or one or more of Affiliates of such Person.

“Tenant Improvements” means leasehold improvements for the Borrower’s leased premises located at 915 SW Stark Street, Suite 400, Portland, OR 97205, the costs and expenses for which have been paid by Borrower.

“Term Loan” is a loan made by Bank pursuant to the terms of Section 2.1.5 hereof.

“Term Loan Amount” is an amount equal to Two Million Dollars ($2,000,000.00).

“Term Loan Maturity Date” is August 1, 2010.

“Term Loan Payment” is defined in Section 2.1.5(b).

“Total Liabilities” is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness, and current portion of Subordinated Debt permitted by Bank to be paid by Borrower, but excluding all other Subordinated Debt.

“Transfer” is defined in Section 7.1.

UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY BANK CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER’S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY BANK TO BE ENFORCEABLE.

|Signature page follows.|

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

BORROWER:

JIVE SOFTWARE, INC.

By	/s/ Bryan J. LeBlanc

Name:	Bryan J. LeBlanc

Title:	Chief Financial Officer

BANK:

SILICON VALLEY BANK

By	/s/ Todd Hardy

Name:	TODD HARDY

Title:	RELATIONSHIP MANAGER

Effective Date:	10-14-08

[Signature page to Loan and Security Agreement]

EXHIBIT A

The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (except as provided below), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

all Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include any of the following, whether now owned or hereafter acquired: any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of Borrower connected with and symbolized thereby, know-how, operating manuals, trade secret rights, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing; provided, however, the Collateral shall include all Accounts, license and royalty fees and other revenues, proceeds, or income arising out of or relating to any of the foregoing.

Pursuant to the terms of a certain negative pledge arrangement with Bank, Borrower has agreed not to encumber any of its copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of Borrower connected with and symbolized thereby, know-how, operating manuals, trade secret rights, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing, without Bank’s prior written consent.

1

EXHIBIT B

Loan Payment/Advance Request Form

DEADLINE FOR SAME DAY PROCESSING IS NOON P.S.T.*

Fax To:	Date:

LOAN PAYMENT:
Jive Software, Inc.

From Account #	To Account #
(Deposit Account #)	(Loan Account #)
Principal $	and/or Interest $

Authorized Signature:	Phone Number:
Print Name/Title:

LOAN ADVANCE:

Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #	To Account #
(Loan Account #)	(Deposit Account #)

Amount of Advance $

All Borrower’s representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the request for an advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof: and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date:

Authorized Signature:	Phone Number:
Print Name/Title:

OUTGOING WIRE REQUEST:
Complete only if all or a portion of funds from the Loan advance above is to be wired.
Deadline for same day processing is noon. P.S.T.

Beneficiary Name:		Amount of Wire: $
Beneficiary Bank:		Account Number:
City and State:

Beneficiary Bank Transit (ABA) #:		Beneficiary Bank Code (Swift, Sort, Chip, etc.):
(For International Wire Only)

Intermediary Bank:		Transit (ABA) #:
For Further Credit to:

Special Instruction:

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature:	2nd Signature (if required):
Print Name/Title:	Print Name/Title:
Telephone #:	Telephone #:

*	Unless otherwise provided for an Advance bearing interest at LIBOR.

2

EXHIBIT C

BORROWING BASE CERTIFICATE

Borrower:	Jive Software, Inc.
Lender:	Silicon Valley Bank
Commitment Amount	$6,000,000

ACCOUNTS RECEIVABLE
1. Accounts Receivable (invoiced) Book Value as of	$

2. Additions (please explain on reverse)	$

3. TOTAL ACCOUNTS RECEIVABLE	$

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4. Un-invoiced Accounts	$

5. Amounts over 90 days due	$

6. Balance of 50% over 90 day accounts	$

7. Credit balances over 90 days	$

8. Concentration Limits	$

9. Foreign Accounts (except Eligible Foreign Accounts)	$

10. Governmental Accounts	$

11. Contra Accounts	$

12. Promotion or Demo Accounts	$

13. Intercompany/Employee Accounts	$

14. Disputed Accounts	$

15. Deferred Revenue	$

16. Other (please explain on reverse)	$

17. TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS	$

18. Eligible Accounts (#3 minus #17)	$

19. ELIGIBLE AMOUNT OF ACCOUNTS ( 80% of #18)	$

TRAILING THREE-MONTH HOSTING REVENUE
20. Hosting Revenue and Term License Revenue for the Trailing Three-Month Period	$

21. ELIGIBLE AMOUNT OF HOSTING REVENUE ( 80% of #20)	$

CASH MAINTAINED WITH BANK
22. Cash Maintained with Bank as of
23. ELIGIBLE AMOUNT OF CASH ( 20% of #22)

BALANCES
24. Maximum Loan Amount	$

25. Total Funds Available [Lesser of #24 or (#19 plus #21 plus #23)]	$

26. Present balance owing on Line of Credit	$

27. Outstanding under Sublimits
28. RESERVE POSITION (#25 minus #26 and #27)	$

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

1

BANK USE ONLY
COMMENTS:		Received by:
AUTHORIZED SIGNER
Date:
Verified:
By:			AUTHORIZED SIGNER
	Authorized Signer	Date:
Date:		Compliance Status:	Yes No

2

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	JIVE SOFTWARE, INC.

The undersigned authorized officer of Jive Software, Inc. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited) + CC	FYE within 120 days*	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
Borrowing Base Certificate A/R & A/P Agings with Deferred Revenue report	Monthly within 30 days	Yes No

*	The audited financial statement for fiscal year 2007 shall be provided to Bank on or before July 1, 2009

Financial Covenant	Required	Actual			Complies

Maintain on a Monthly Basis:
Minimum Adjusted Quick Ratio	1.5:1.0		:1.0		Yes No
Maximum EBITDA Loss	($2,500,000)	($		)	Yes No

1

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

Jive Software, Inc.	BANK USE ONLY

By:	Received by:
Name:		AUTHORIZED SIGNER
Title:	Date:

Verified:
AUTHORIZED SIGNER
Date:

Compliance Status: Yes No

2

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:

Adjusted Quick Ratio (Section 6.7(a))

Required            1.50:1:00

Actual

A.	Aggregate value of the unrestricted cash and cash equivalents of Borrower and its Subsidiaries deposited with Bank or invested with its Affiliates and unrestricted cash or cash equivalents deposited with or invested through a third party in investments with maturities of fewer than 12 months so long as a Control Agreement satisfactory to Bank has been executed and delivered with respect to such deposits or investments	$

B.	Aggregate value of the net billed accounts receivable of Borrower and its Subsidiaries	$

C.	Aggregate value of the Investments with maturities of fewer than 12 months of Borrower and its Subsidiaries	$

D.	Quick Assets (the sum of lines A through C)	$

E.	Aggregate value of Obligations to Bank that mature within one (1) year	$

F.	Aggregate value of liabilities that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness, and not otherwise reflected in line E above that matures within one (1) year	$

G.	Current Liabilities (the sum of lines E and F)	$

H.	Aggregate value of all amounts received or invoiced by Borrower in advance of performance under contracts and not yet recognized as revenue	$

I.	Line G minus line H	$

J.	Adjusted Quick Ratio (line D divided by line I)	$

Is line H equal to or greater than 1.50:1:00?

No, not in compliance Yes, in compliance

II.	Maximum EBITDA Loss (Section 6.7(b))

Required: ($2,500,000.00)

Actual
A.	Net Income of Borrower since October 1, 2008	$

3

B.	To the extent included in the determination of Net Income since October 1, 2008

	1. The provision for income taxes since October 1, 2008	$

	2. Depreciation expense since October 1, 2008	$

	3. Amortization expense since October 1, 2008	$

	4. Interest Expense since October 1, 2008	$

	5. The sum of lines 1 through 4	$

C.	EBITDA (line A plus line B.5)	$

Is the amount of the loss in line C equal to or less than $2,500,000.00?

No, not in compliance	Yes, in compliance

4

PRO FORMA INVOICE FOR LOAN CHARGES

BORROWER:	Jive Software, Inc.

LOAN OFFICER:	Todd Hardy

DATE:	October 10, 2008

Revolving Loan Fee	$15,000.00

Second Term Loan Fee	$11,250.00

TOTAL FEES DUE TO BANK:	$26,250.00

Legal Fee for professional services rendered by Farleigh Wada Witt:	$3,953.00

Costs estimate (including UCC searches):	$390.75

Total due to Farleigh Wada Witt:	$4,343.00

Please indicate the method of payment:

{ } A check for the total amount is attached. {✓} Debit DDA # 3300570442 for the total amount. { } Loan proceeds

BORROWER: JIVE SOFTWARE, INC.

Bryan J. LeBlanc
Chief Financial Officer

/s/ Bryan J. LeBlanc 10/14/08

Authorized Signer (Date)

/s/ Todd Hardy 10-14-08

Silicon Valley Bank (Date)
Account Officer’s Signature

FIRST AMENDMENT

TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT to Amended and Restated Loan and Security Agreement (this “First Amendment”) is entered into this 3rd day of August, 2009, by and between Silicon Valley Bank (“Bank”) and Jive Software, Inc., a Delaware corporation f/k/a CoolServlets Inc. (“Borrower”) whose address is 915 SW Stark Street, Suite 400, Portland, OR 97205.

RECITALS

A. Bank and Borrower have entered into that certain Amended and Restated Loan and Security Agreement with an Effective Date of October 14, 2008 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to (i) amend the Maximum EBITDA Loss covenant and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Documents.

2.1 Section 6.7(b) (Financial Covenants). Section 6.7(b) is amended by deleting the existing provision and replacing it with the following:

“(b) Maximum EBITDA Loss. The cumulative maximum EBITDA loss during the period from January 1, 2009 through December 31, 2009 shall not exceed ($3,000,000.00).”

2.2 Section 13.1 (Definitions). The following term and its definition are amended by deleting such definition and replacing it with the following:

““EBITDA” shall mean (a) Net Income, plus (b) Interest Expense, plus (c) to the extent deducted in the calculation of Net Income, depreciation expense,

Page 36 –First Amendment to Amended and Restated Loan and Security Agreement

amortization expense and non-cash stock compensation expense, plus (d) income tax expense.”

2.3 Exhibit D (Compliance Certificate). The Compliance Certificate attached to the Loan Agreement as Exhibit D is amended by deleting such certificate and replacing it with the Compliance Certificate attached hereto as Exhibit D.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Bank on the Effective Date, as amended by the Amended and Restated Certificate of Incorporation dated August 8, 2007, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

Page 37 –First Amendment to Amended and Restated Loan and Security Agreement

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto and (b) Borrower’s payment of an amendment fee in an amount equal to $2,500.00 and Bank’s out-of-pocket expenses.

UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY BANK CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER’S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY BANK TO BE ENFORCEABLE.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		Jive Software, Inc.

By:	/s/ TODD HARDY	By:	/s/ Bryan J. LeBlanc
Name:	TODD HARDY	Name:	Bryan J. LeBlanc
Title:	RELATIONSHIP MANAGER	Title:	Chief Financial Officer
8-3-09

Page 38 –First Amendment to Amended and Restated Loan and Security Agreement

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	JIVE SOFTWARE, INC.

The undersigned authorized officer of Jive Software, Inc. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited) + CC	FYE within 120 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
Borrowing Base Certificate A/R & A/P Agings with Deferred Revenue report	Monthly within 30 days	Yes No

Financial Covenant	Required	Actual			Complies

Maintain on a Monthly Basis:
Minimum Adjusted Quick Ratio	1.5:1.0		:1.0		Yes No
Maximum EBITDA Loss	($3,000,000)	($		)	Yes No

1

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

Jive Software, Inc.	BANK USE ONLY

Received by:
By:		AUTHORIZED SIGNER

Name:	Date:
Title:	Verified:
AUTHORIZED SIGNER

Date:

Compliance Status: Yes No

2

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:

I.	Adjusted Quick Ratio (Section 6.7(a))

Required: 1.50:1.00

Actual:

A.	Aggregate value of the unrestricted cash and cash equivalents of Borrower and its Subsidiaries deposited with Bank or invested with its Affiliates and unrestricted cash or cash equivalents deposited with or invested through a third party in investments with maturities of fewer than 12 months so long as a Control Agreement satisfactory to Bank has been executed and delivered with respect to such deposits or investments	$

B.	Aggregate value of the net billed accounts receivable of Borrower and its Subsidiaries	$

C.	Aggregate value of the Investments with maturities of fewer than 12 months of Borrower and it Subsidiaries	$

D.	Quick Assets (the sum of lines A through C)	$

E.	Aggregate value of Obligations to Bank that mature within one (1) year	$

F.	Aggregate value of liabilities that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness, and not otherwise reflected in line E above that matures within one (1) year	$

G.	Current Liabilities (the sum of lines E and F)	$

H.	Aggregate value of all amounts received or invoiced by Borrower in advance of performance under contracts and not yet recognized as revenue	$

I	Line G minus line H	$

J.	Adjusted Quick Ratio (line D divided by line I)

Is line H equal to or greater than 1.50:1:00?

No, not in compliance	Yes, in compliance

II.	Maximum EBITDA Loss (Section 6.7(b))

Required:	($3,000,000.00)

Actual:

3

A.	Net Income of Borrower since January 1, 2009		$

B.	To the extent included in the determination of Net Income since January 1, 2009

	1.	The provision for income taxes since January 1, 2009	$

	2.	Depreciation expense since January 1, 2009	$

	3.	Amortization expense since January 1, 2009	$

	4.	Interest expense since January 1, 2009	$

	5.	Non-cash stock compensation expense since January 1, 2009	$

	6.	The sum of lines 1 through 5	$

C.	EBITDA (line A plus line B.5)		$

Is the amount of the loss in line C equal to or less than $3,000,000.00?

No, not in compliance	Yes, in compliance

4

PRO FORMA INVOICE FOR LOAN CHARGES

BORROWER:	Jive Software, Inc.

LOAN OFFICER:	Todd Hardy

DATE:	August 3, 2009

Amendment Fee	$2,500.00

TOTAL FEES DUE TO BANK:	$2,500.00

Legal Fee for professional services rendered by Farleigh	$858.00
Wada Witt:

Costs estimate (including UCC searches):	$0.00

Total due to Farleigh Wada
Witt:	$858.00

Please indicate the method of payment:

{ } A check for the total amount is attached.

{x} Debit DDA #                      for the total amount.

{ } Loan proceeds

BORROWER: JIVE SOFTWARE, INC.
Bryan J. LeBlanc Chief Financial Officer
/s/ Bryan LeBlanc 8/3/09
Authorized Signer	(Date)

/s/ Todd Hardy 8-11-09
Silicon Valley Bank	(Date)
Account Officer’s Signature

SECOND AMENDMENT

TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into this 6th day of April, 2010, by and between Silicon Valley Bank (“Bank”) and Jive Software, Inc., a Delaware corporation f/k/a CoolServlets Inc. (“Borrower”) whose address is 915 SW Stark Street, Suite 400, Portland, OR 97205.

RECITALS

A. Bank and Borrower have entered into that certain Amended and Restated Loan and Security Agreement with an Effective Date of October 14, 2008, as amended by that certain First Amendment to Amended and Restated Loan and Security Agreement dated August 3, 2009 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to (i) make a new equipment term loan; (ii) extend the maturity of the Revolving Line; (iii) amend the Maximum EBITDA Loss covenant; and (iv) make certain other revisions to the Loan Agreement as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Documents.

2.1 Section 2.1.7 (Third Term Loan). A new Section 2.1.7 is hereby added to the Loan Agreement as follows:

“2.1.7 Third Term Loan.

(a) Availability. Subject to the terms and conditions of this Agreement, during the Third Term Loan Draw Period, Bank shall make advances (each, a “Third Term Loan Advance” and, collectively, “Third Term Loan

Page 44 –Second Amendment to Amended and Restated Loan and Security Agreement

Advances”) not exceeding the Third Term Loan Amount. Third Term Loan Advances may only be used to finance Eligible Equipment and Tenant Improvements purchased after January 1, 2010 through December 31, 2010 (determined based upon the applicable invoice date of such Eligible Equipment or Tenant Improvements) before the date of each Third Term Loan Advance. All Eligible Equipment must have been new when purchased by Borrower, except for such Eligible Equipment that is disclosed in writing to Bank by Borrower, and that Bank in its sole discretion has agreed to finance, prior to being financed by Bank. No Third Term Loan Advance may exceed one hundred percent (100%) of the total invoice for Eligible Equipment (excluding taxes, shipping, warranty charges, freight discounts and installation expenses relating to such Eligible Equipment except to the extent such are allowed to be financed pursuant hereto as Other Equipment) or the documented cost of any Tenant Improvements. Unless otherwise agreed to by Bank, not more than twenty-five percent (25%) of the proceeds of the Third Term Loan shall be used to finance Other Equipment. After repayment, no Third Term Loan Advance may be reborrowed.

(b) Repayment. Borrower shall repay the Third Term Loan Advances as follows: (a) beginning on the first day of the month following the month in which the Funding Date occurs and continuing on the first day of each month thereafter through the Third Term Loan Draw Period, Borrower shall pay interest-only payments, and (b) beginning on January 1, 2011, and continuing on the first day of each month thereafter until the Third Term Loan Maturity Date, Borrower shall pay (i) thirty-six (36) equal installments of principal, plus (ii) monthly payments of accrued interest (collectively, the “Third Term Loan Payment”). Borrower’s final Third Term Loan Payment, due on the Third Term Loan Maturity Date, shall include all outstanding principal and accrued and unpaid interest under the Third Term Loan.

(c) Prepayment. At Borrower’s option, so long as an Event of Default has not occurred and is not continuing, Borrower shall have the option to prepay, without penalty, all, or any portion, of the Third Term Loan Amount advanced by Bank under this Agreement, provided Borrower (a) provides written notice to Bank of its election to exercise to prepay the Third Term Loan at least thirty (30) days prior to such prepayment, and (b) pays, on the date of the prepayment (i) all accrued and unpaid interest with respect to the Third Term Loan through the date the prepayment is made; (ii) all or any portion of the unpaid principal with respect to the Third Term Loan; and (iii) all other sums, if any, that shall have become due and payable hereunder with respect to this Agreement.”

2.2 Section 2.3(a)(iv) (Third Term Loan). A new Section 2.3(a)(iv) is hereby added to the Loan Agreement as follows:

“(iv) Third Term Loan. Subject to Section 2.3(b), the principal amount outstanding under the Third Term Loan shall accrue interest at the following per annum rates: (i) if the Adjusted Quick Ratio is greater than or equal to 2.0 to 1.0, then the interest rate is 0.25 percentage point above the Prime Rate; and (ii) if the

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Adjusted Quick Ratio is less than 2.0 to 1.0, then the interest rate is .50 percentage points above the Prime Rate. If any change in the interest rate is due to a change in the Adjusted Quick Ratio, the change shall take effect on the first day of the month following the Bank’s receipt of Borrower’s financial statements for which the Adjusted Quick Ratio was calculated.”

2.3 Section 3.4(c) (Third Term Loan Advances). A new Section 3.4(c) is hereby added to the Loan Agreement as follows:

“(c) Third Term Loan Advances. Subject to the prior satisfaction of all other applicable conditions to the making of a Third Term Loan Advance set forth in this Agreement, to obtain a Third Term Loan Advance, Borrower must notify Bank (which notice shall be irrevocable) by electronic mail or facsimile no later than 12:00 p.m. Pacific time one (1) Business Day before the proposed Funding Date. The notice shall be a Payment/Advance Form, must be signed by a Responsible Officer or designee, and shall include a copy of the invoice for the Equipment being financed or the Tenant Improvement expenses incurred by Borrower. If Borrower satisfies the conditions of each Third Term Loan Advance, Bank shall disburse such Third Term Loan Advance by transfer to the Designated Deposit Account.”

2.4 Section 6.7 (Financial Covenants). Section 6.7 is amended by deleting the existing provision and replacing it with the following:

“6.7 Financial Covenants.

Borrower shall maintain at all times, to be tested as of the last day of each month, unless otherwise noted:

(a) Adjusted Quick Ratio. A ratio of Quick Assets to Current Liabilities plus Long Term Liabilities minus Deferred Revenue of at least 1.5 to 1.0.

(b) Maximum EBITDA Loss. The cumulative maximum EBITDA loss for each quarterly period shall not exceed the following: (i) ($4,700,000.00) during the period from January 1, 2010 through March 31, 2010; (ii) ($7,000,000.00) during the period from April 1, 2010 through June 30, 2010; (iii) ($6,000,000.00) during the period from July 1, 2010 through September 30, 2010; (iv) ($3,000,000.00) during the period from October 1, 2010 through December 31, 2010; (v) ($2,500,000.00) during the period from January 1, 2011 through March 31, 2011; (vi) ($1,000,000.00) during the period from April 1, 2011 through June 30, 2011; and (vii) $0.00 from and after July 1, 2011.”

2.5 Section 8.1 (Payment Default). Section 8.1 is amended by deleting the existing provision and replacing it with the following:

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“8.1 Payment Default. Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) day grace period shall not apply to payments due on the Revolving Line Maturity Date, Term Loan Maturity Date, Second Term Loan Maturity Date and Third Term Loan Maturity Date). During the cure period, the failure to cure the payment default is not an Event of Default (but no Credit Extension will be made during the cure period);

2.6 Section 13.1 (Definitions). The following terms and their definitions are amended by deleting such definitions and replacing them with the following:

““Borrowing Base” means (a) 80% of Eligible Accounts, as determined by Bank from Borrower’s most recent Borrowing Base Certificate, which may include not more than $1,000,000.00 of Eligible Foreign Accounts; and (b) 80% of the Borrower’s hosting revenue and term license revenue for the trailing three-month period; provided, however, that Bank may decrease the foregoing percentages in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect Collateral.

“Credit Extension” is any Advance, Term Loan, Second Term Loan Advances, Third Term Loan Advances or any other extension of credit by Bank for Borrower’s benefit.

“Eligible Accounts” means Accounts which arise in the ordinary course of Borrower’s business that meet all Borrower’s representations and warranties in Section 5.3. Bank reserves the right at any time after the Effective Date to adjust any of the criteria set forth below and to establish new criteria in its good faith business judgment. Unless Bank otherwise agrees in writing, Eligible Accounts shall not include:

(a) Accounts for which the Account Debtor is Borrower’s Affiliate, officer, employee, or agent;

(b) Accounts that the Account Debtor has not paid within ninety (90) days of invoice date regardless of invoice payment period terms;

(c) Accounts with credit balances over ninety (90) days from invoice date;

(d) Accounts owing from an Account Debtor, in which fifty percent (50%) or more of the Accounts have not been paid within ninety (90) days of invoice date;

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(e) Accounts owing from an Account Debtor which does not have its principal place of business in the United States except for Eligible Foreign Accounts of not more than $1,000,000;

(f) Accounts billed and/or payable outside of the United States (sometimes called foreign invoiced accounts);

(g) Accounts owing from an Account Debtor to the extent that Borrower is indebted or obligated in any manner to the Account Debtor (as creditor, lessor, supplier or otherwise - sometimes called “contra” accounts, accounts payable, customer deposits or credit accounts);

(h) Accounts owing from an Account Debtor, whose total obligations to Borrower exceed twenty-five percent (25%) of all Accounts, for the amounts that exceed that percentage, unless Bank approves in writing;

(i) Accounts owing from an Account Debtor which is a United States government entity or any department, agency, or instrumentality thereof unless Borrower has assigned its payment rights to Bank and the assignment has been acknowledged under the Federal Assignment of Claims Act of 1940, as amended;

(j) Accounts for demonstration or promotional equipment, or in which goods are consigned, or sold on a “sale guaranteed”, “sale or return”, “sale on approval”, or other terms if Account Debtor’s payment may be conditional;

(k) Accounts owing from an Account Debtor where goods or services have not yet been rendered to the Account Debtor (sometimes called memo billings or pre-billings);

(1) Accounts subject to contractual arrangements between Borrower and an Account Debtor where payments shall be scheduled or due according to completion or fulfillment requirements where the Account Debtor has a right of offset for damages suffered as a result of Borrower’s failure to perform in accordance with the contract (sometimes called contracts accounts receivable, progress billings, milestone billings, or fulfillment contracts);

(m) Accounts owing from an Account Debtor the amount of which may be subject to withholding based on the Account Debtor’s satisfaction of Borrower’s complete performance (but only to the extent of the amount withheld; sometimes called retainage billings);

(n) Accounts subject to trust provisions, subrogation rights of a bonding company, or a statutory trust;

(o) Accounts owing from an Account Debtor that has been invoiced for goods that have not been shipped to the Account Debtor unless Bank,

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Borrower, and the Account Debtor have entered into an agreement acceptable to Bank in its sole discretion wherein the Account Debtor acknowledges that (i) it has title to and has ownership of the goods wherever located, (ii) a bona fide sale of the goods has occurred, and (iii) it owes payment for such goods in accordance with invoices from Borrower (sometimes called “bill and hold” accounts);

(p) Accounts for which the Account Debtor has not been invoiced;

(q) Accounts that represent non-trade receivables or that are derived by means other than in the ordinary course of Borrower’s business;

(r) Accounts for which Borrower has permitted Account Debtor’s payment to extend beyond 90 days;

(s) Accounts arising from chargebacks, debit memos or others payment deductions taken by an Account Debtor (but only to the extent the chargeback is determined invalid and subsequently collected by Borrower);

(t) Accounts arising from product returns and/or exchanges (sometimes called “warranty” or “RMA” accounts);

(u) Accounts in which the Account Debtor disputes liability or makes any claim (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business; and

(v) Accounts for which Bank in its good faith business judgment determines collection to be doubtful, including, without limitation, accounts represented by “refreshed” or “recycled” invoices.

“Eligible Foreign Accounts” are Accounts for which the Account Debtor does not have its principal place of business in the United States but are otherwise Eligible Accounts that are (a) billed and collected in US Dollars; and (b) the Account Debtor’s country is one in which the Export-Import Bank of the United State provides coverage for financing of export transactions under its Country Limitation Schedule.

“Financed Equipment” is all present and future Eligible Equipment in which Borrower has any interest which is financed by a Second Term Loan Advance or Third Term Loan Advance.

“Revolving Line” is an Advance or Advances in an amount equal to Five Million Five Hundred Thousand Dollars ($5,500,000.00).

“Revolving Line Maturity Date” is March 31, 2012.”

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The following terms and their definitions are hereby added to the Loan Agreement:

““Long Term Liabilities” are all term loan obligations and liabilities of Borrower to Bank that mature in more than one (1) year, including, without limitation, the Term Loan, Second Term Loan and Third Term Loan.

“Third Term Loan” is a loan made by Bank pursuant to the terms of Section 2.1.7 hereof.

“Third Term Loan Advance” is defined in Section 2.1.7(a).

“Third Term Loan Amount” is an amount equal to Two Million Dollars ($2,000,000.00).

“Third Term Loan Draw Period” is the period of time from April 6, 2010 through the earlier to occur of (a) December 31, 2010, or (b) an Event of Default.

“Third Term Loan Maturity Date” is December 1, 2013.

“Third Term Loan Payment” is defined in Section 2.1.7(b).

2.7 Exhibit C (Borrowing Base Certificate). The Borrowing Base Certificate attached to the Loan Agreement as Exhibit C is amended by deleting such certificate and replacing it with the Borrowing Base Certificate attached hereto as Exhibit C.

2.8 Exhibit D (Compliance Certificate). The Compliance Certificate attached to the Loan Agreement as Exhibit D is amended by deleting such certificate and replacing it with the Compliance Certificate attached hereto as Exhibit D.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

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4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Bank on the Effective Date, as amended by the Amended and Restated Certificate of Incorporation dated August 8, 2007, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto and (b) Borrower’s

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payment of a fully-earned, nonrefundable Third Term Loan fee in an amount equal to $10,000.00, a fully-earned, nonrefundable Revolving Line fee in an amount equal to $13,750.00 and Bank’s out-of-pocket expenses.

UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY BANK CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER’S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY BANK TO BE ENFORCEABLE.

[Signature page follows]

Page 52 –Second Amendment to Amended and Restated Loan and Security Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		Jive Software, Inc.

By:	/s/ TODD HARDY	By:	/s/ Bryan LeBlanc 4/6/10
Name:	TODD HARDY	Name:	Bryan LeBlanc
Title:	RELATIONSHIP MANAGER	Title:	CFO

Page 53 –Second Amendment to Amended and Restated Loan and Security Agreement

THIRD AMENDMENT

TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into this      day of September, 2010, by and between Silicon Valley Bank (“Bank”) and Jive Software, Inc., a Delaware corporation f/k/a CoolServlets Inc. (“Borrower”) whose address is 915 SW Stark Street, Suite 400, Portland, OR 97205.

RECITALS

A. Bank and Borrower have entered into that certain Amended and Restated Loan and Security Agreement with an Effective Date of October 14, 2008, as amended by that certain First Amendment to Amended and Restated Loan and Security Agreement dated August 3, 2009, as amended by that certain Second Amendment to Amended and Restated Loan and Security Agreement dated April 6, 2010 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to (i) make a new equipment term loan; (ii) increase the Revolving Line and extend the maturity of the Revolving Line; (iii) amend the Maximum EBITDA Loss covenant; and (iv) make certain other revisions to the Loan Agreement as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Documents.

2.1 Section 2.1.7 (Fourth Term Loan). A new Section 2.1.8 is hereby added to the Loan Agreement as follows:

“2.1.8 Fourth Term Loan.

(a) Availability. Subject to the terms and conditions of this Agreement, during the Fourth Term Loan Draw Period, Bank shall make

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advances (each, a “Fourth Term Loan Advance” and, collectively, “Fourth Term Loan Advances”) not exceeding the Fourth Term Loan Amount. Fourth Term Loan Advances may only be used to finance Eligible Equipment and Tenant Improvements purchased within ninety (90) days (determined based upon the applicable invoice date of such Eligible Equipment and Tenant Improvements) before the date of each Fourth Term Loan Advance. All Eligible Equipment must have been new when purchased by Borrower, except for such Eligible Equipment that is disclosed in writing to Bank by Borrower, and that Bank in its sole discretion has agreed to finance, prior to being financed by Bank. No Fourth Term Loan Advance may exceed one hundred percent (100%) of the total invoice for Eligible Equipment (excluding taxes, shipping, warranty charges, freight discounts and installation expenses relating to such Eligible Equipment except to the extent such are allowed to be financed pursuant hereto as Other Equipment) or the documented cost of any Tenant Improvements. Unless otherwise agreed to by Bank, not more than twenty-five percent (25%) of the proceeds of the Fourth Term Loan shall be used to finance Other Equipment. After repayment, no Fourth Term Loan Advance may be reborrowed.

(b) Repayment. Borrower shall repay the Fourth Term Loan Advances as follows: (a) beginning on the first day of the month following the month in which the initial Funding Date occurs and continuing on the first day of each month thereafter through the Fourth Term Loan Draw Period, Borrower shall pay interest-only payments, and (b) beginning on July 1, 2011, and continuing on the first day of each month thereafter until the Fourth Term Loan Maturity Date, Borrower shall pay (i) thirty-six (36) equal installments of principal, plus (ii) monthly payments of accrued interest (collectively, the “Fourth Term Loan Payment”). Borrower’s final Fourth Term Loan Payment, due on the Fourth Term Loan Maturity Date, shall include all outstanding principal and accrued and unpaid interest under the Fourth Term Loan.

(c) Prepayment. At Borrower’s option, so long as an Event of Default has not occurred and is not continuing, Borrower shall have the option to prepay, without penalty, all, or any portion, of the Fourth Term Loan Amount advanced by Bank under this Agreement, provided Borrower (a) provides written notice to Bank of its election to exercise to prepay the Fourth Term Loan at least thirty (30) days prior to such prepayment, and (b) pays, on the date of the prepayment (i) all accrued and unpaid interest with respect to the Fourth Term Loan through the date the prepayment is made; (ii) all or any portion of the unpaid principal with respect to the Fourth Term Loan; and (iii) all other sums, if any, that shall have become due and payable hereunder with respect to this Agreement.”

2.2 Section 2.3(a)(v) (Fourth Term Loan). A new Section 2.3(a)(v) is hereby added to the Loan Agreement as follows:

“(iv) Fourth Term Loan. Subject to Section 2.3(b), the principal amount outstanding under the Fourth Term Loan shall accrue interest at the following per annum rates: (i) if the Adjusted Quick Ratio is greater than or equal to 2.0 to 1.0,

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then the interest rate is 0.25 percentage point above the Prime Rate; and (ii) if the Adjusted Quick Ratio is less than 2.0 to 1.0, then the interest rate is .50 percentage points above the Prime Rate. If any change in the interest rate is due to a change in the Adjusted Quick Ratio, the change shall take effect on the first day of the month following the Bank’s receipt of Borrower’s financial statements for which the Adjusted Quick Ratio was calculated.”

2.3 Section 3.4(d) (Fourth Term Loan Advances). A new Section 3.4(d) is hereby added to the Loan Agreement as follows:

“(c) Fourth Term Loan Advances. Subject to the prior satisfaction of all other applicable conditions to the making of a Fourth Term Loan Advance set forth in this Agreement, to obtain a Fourth Term Loan Advance, Borrower must notify Bank (which notice shall be irrevocable) by electronic mail or facsimile no later than 12:00 p.m. Pacific time one (1) Business Day before the proposed Funding Date. The notice shall be a Payment/Advance Form, must be signed by a Responsible Officer or designee, and shall include a copy of the invoice for the Equipment being financed or the Tenant Improvement expenses incurred by Borrower. If Borrower satisfies the conditions of each Fourth Term Loan Advance, Bank shall disburse such Fourth Term Loan Advance by transfer to the Designated Deposit Account.”

2.4 Section 6.2(a)(ii) (Financial Statements, Reports, Certificates). Section 6.2(a)(ii) is amended by deleting the existing provision and replacing it with the following:

“(ii) as soon as available, but no later than one hundred fifty (150) days after the last day of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Bank in its reasonable discretion;”

2.5 Section 6.7 (Financial Covenants). Section 6.7(b) is amended by deleting the existing provision and replacing it with the following:

“(b) Maximum EBITDA Loss. The cumulative maximum EBITDA loss for each of the following six-month period shall not exceed the following: (i) ($12,000,000.00) during the period from July 1, 2010 through December 31, 2010; (ii) ($5,500,000.00) during the period from January 1, 2011 through June 30, 2011; and (iii) ($2,000,000.00) for each six-month period from and after July 1, 2011. The cumulative maximum EBITDA loss shall be measured monthly.”

2.6 Section 7.3 (Mergers or Acquisitions). Section 7.3 is amended by deleting the existing provision and replacing it with the following:

“7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or

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property of another Person except where (a) total annual consideration including cash and the value of any non-cash consideration, for all such transactions does not in the aggregate exceed Five Million Dollars ($5,000,000) in any fiscal year of Borrower; (b) no Event of Default has occurred and is continuing or would exist after giving effect to the transactions; (c) Borrower is the surviving legal entity; (d) Borrower, on a consolidated basis, is in compliance on a Pro Forma Basis, with the applicable financial covenants in Section 6.7, recomputed as of the last day of the most recently ended fiscal quarter; (e) the target company is in the same or similar line of business to that of Borrower; and (f) the acquisition of the target company shall be a voluntary transaction and not a hostile takeover or acquisition. For purposes of this Agreement, the term “Pro Forma Basis” means, for any acquisition that occurs subsequent to the commencement of a period for which the financial effect of such transaction is being calculated, and giving effect to the transaction for which such calculation is being made, such calculation as shall give pro forma effect to such acquisition (and any related incurrence or repayment of Indebtedness) as if it occurred on the first day of the fiscal quarter period for which such calculation is being made (including cost savings to the extent such cost savings would be permitted to be reflected in pro forma financial information complying with the requirements of GAAP). A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.”

2.7 Section 13.1 (Definitions). The following terms and their definitions are amended by deleting such definitions and replacing them with the following:

“Credit Extension” is any Advance, Term Loan, Second Term Loan Advances, Third Term Loan Advances, Fourth Term Loan Advances or any other extension of credit by Bank for Borrower’s benefit.

“Financed Equipment” is all present and future Eligible Equipment in which Borrower has any interest which is financed by a Second Term Loan Advance, Third Term Loan Advance or Fourth Term Loan Advance.

“Long Term Liabilities” are all term loan obligations and liabilities of Borrower to Bank that mature in more than one (1) year, including, without limitation, the Term Loan, Second Term Loan, Third Term Loan and Fourth Term Loan.

“Revolving Line” is an Advance or Advances in an amount equal to Ten Million Dollars ($10,000,000.00).

“Revolving Line Maturity Date” is September     , 2012.”

The following terms and their definitions are hereby added to the Loan Agreement:

“Fourth Term Loan” is a loan made by Bank pursuant to the terms of Section 2.1.8 hereof.

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“Fourth Term Loan Advance” is defined in Section 2.1.8(a).

“Fourth Term Loan Amount” is an amount equal to Four Million Dollars ($4,000,000.00).

“Fourth Term Loan Draw Period” is the period of time from September     , 2010 through the earlier to occur of (a) June 30, 2011, or (b) an Event of Default.

“Fourth Term Loan Maturity Date” is June 1, 2014.

“Fourth Term Loan Payment” is defined in Section 2.1.8(b).”

2.8 Exhibit C (Borrowing Base Certificate). The Borrowing Base Certificate attached to the Loan Agreement as Exhibit C is amended by deleting such certificate and replacing it with the Borrowing Base Certificate attached hereto as Exhibit C.

2.9 Exhibit D (Compliance Certificate). The Compliance Certificate attached to the Loan Agreement as Exhibit D is amended by deleting such certificate and replacing it with the Compliance Certificate attached hereto as Exhibit D.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

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4.3 The organizational documents of Borrower delivered to Bank on the Effective Date, as amended by the Amended and Restated Certificate of Incorporation dated August 8, 2007, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto and (b) Borrower’s payment of a fully-earned, nonrefundable Fourth Term Loan fee in an amount equal to $10,000.00, a fully-earned, nonrefundable Revolving Line fee in an amount equal to $18,125.00 and Bank’s out-of-pocket expenses. The Revolving Line fee in the sum of $18,125.00 is for the first year of the two-year term, and the Revolving Line fee for each succeeding year is $25,000.00.

UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY BANK CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER’S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY BANK TO BE ENFORCEABLE.

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[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		Jive Software, Inc.

By:	/s/ TODD HARDY	By:	/s/ Bryan J. LeBlanc
Name:	TODD HARDY	Name:	Bryan J. LeBlanc
Title:	RELATIONSHIP MANAGER	Title:	Chief Financial Officer
	9-24-10		9/24/10

Page 61 –Third Amendment to Amended and Restated Loan and Security Agreement

EXHIBIT C

BORROWING BASE CERTIFICATE

Borrower:	Jive Software, Inc.
Lender:	Silicon Valley Bank
Commitment Amount: $ 10,000,000.00

ACCOUNTS RECEIVABLE
1.	Accounts Receivable (invoiced) Book Value as of	$
2.	Additions (Please explain on next page)	$
3.	Less: Intercompany / Employee / Non-Trade Accounts	$
4.	NET TRADE ACCOUNTS RECEIVABLE	$

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
5.	90 Days Passed Invoice Date	$
6.	Credit Balances over 90 Days	$
7.	Balance of 50% over 90 Day Accounts (Cross-Age or Current Affected)	$
8.	Foreign Account Debtor Accounts*	$
9.	Foreign Invoiced and/or Collected Accounts	$
10.	Contra / Customer Deposit Accounts	$
11.	Concentration Limits	$
12.	U.S. Government Accounts	$
13.	Promotion or Demo Accounts; Guaranteed Sale or Consignment Sale Accounts	$
14.	Accounts with Memo or Pre-Billings	$
15.	Contract Accounts; Accounts with Progress / Milestone Billings	$
16.	Accounts for Retainage Billings	$
17.	Trust / Bonded Accounts	$
18.	Bill and Hold Accounts	$
19.	Unbilled Accounts	$
20.	Non-Trade Accounts (If not already deducted above)	$
21.	Accounts with Extended Term Invoices (Net 90+)	$
22.	Chargebacks Accounts / Debit Memos	$
23.	Product Returns/Exchanges	$
24.	Disputed Accounts; Insolvent Account Debtor Accounts	$
25.	Other (Please explain on next page)	$
26.	TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS	$
* Except for up to $1,000,000.00 of Eligible Foreign Accounts

27.	Eligible Accounts (#4 minus #26)	$
28.	ELIGIBLE AMOUNT OF ACCOUNTS ( 80% of #27)	$

TRAILING THREE-MONTH HOSTING REVENUE
29.	Hosting Revenue and Term License Revenue for the Trailing Three-Month Period	$
30.	ELIGIBLE AMOUNT OF HOSTING REVENUE (80% of #29)	$

BALANCES
31.	Maximum Loan Amount	$
32.	Total Funds Available [Lesser of #31 or (#28 plus #30)]	$
33.	Present balance owing on Line of Credit	$
34.	Outstanding under Sublimits	$
35.	RESERVE POSITION (#32 minus #33 and #34)	$

[Continued on following page.]

1

Explanatory comments from previous page:

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

COMMENTS:

Jive Software, Inc.

By:
Authorized Signer

Date:

BANK USE ONLY
Received by:
AUTHORIZED SIGNER

Date:

Verified:

AUTHORIZED SIGNER

Date:

Compliance Status: Yes No

2

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	JIVE SOFTWARE, INC.

The undersigned authorized officer of Jive Software, Inc. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which- Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited) + CC	FYE within 150 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
Borrowing Base Certificate A/R & A/P Agings with Deferred Revenue report	Monthly within 30 days	Yes No

Financial Covenant	Required	Actual			Complies

Maintain on a Monthly Basis:
Minimum Adjusted Quick Ratio	1.5:1.0		:1.0		Yes No
Maximum Cumulative EBITDA Loss	($12,000,000) from 7/1/10 through 12/31/10; ($5,500,000) from 1/1/11 through 6/30/11; and ($2,000,000) for each six-month period from and after 7/1/11.	($		)	Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

1

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

Jive Software, Inc.

By:

Name:

Title:

BANK USE ONLY

Received by:
AUTHORIZED SIGNER

Date:

Verified:

AUTHORIZED SIGNER

Date:

Compliance Status: Yes No

2

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:

I.	Adjusted Quick Ratio (Section 6.7(a))

Required:             1.50:1.00

Actual:

A.	Aggregate value of the unrestricted cash and cash equivalents of Borrower and its Subsidiaries deposited with Bank or invested with its Affiliates and unrestricted cash or cash equivalents deposited with or invested through a third party in investments with maturities of fewer than 12 months so long as a Control Agreement satisfactory to Bank has been executed and delivered with respect to such deposits or investments	$

B.	Aggregate value of the net billed accounts receivable of Borrower and its Subsidiaries	$

C.	Aggregate value of the Investments with maturities of fewer than 12 months of Borrower and it Subsidiaries	$

D.	Quick Assets (the sum of lines A through C)	$

E.	Aggregate value of Obligations to Bank that mature within one (1) year	$

F.	Aggregate value of liabilities that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness, and not otherwise reflected in line E above that matures within one (1) year	$

G.	Aggregate value of term loan Obligations to Bank that mature in more than one (1) year

H.	Liabilities (the sum of lines E through G)	$

I.	Aggregate value of all amounts received or invoiced by Borrower in advance of performance under contracts and not yet recognized as revenue	$

J.	Line H minus line 1	$

K.	Adjusted Quick Ratio (line D divided by line J)

Is line K equal to or greater than 1.50:1:00?

No, not in compliance	Yes, in compliance

II.	Maximum EBITDA Loss (Section 6.7(b))

Required: The monthly cumulative maximum EBITDA Loss for each of the following six-month periods shall not exceed (i) ($12,000,000.00) during the period from July 1, 2010 through December 31,

3

2010; (ii) ($5,500,000.00) during the period from January 1, 2011 through June 30, 2011; and (iii) ($2,000,000.00) for each six-month period from and after July 1, 2011.

Actual:

A.	Net Income of Borrower on a cumulative basis for the six-month period	$

B.	To the extent included in the determination of Net Income for such six-month period
	1. The provision for income taxes	$

	2. Depreciation expense	$

	3. Amortization expense	$

	4. Interest expense	$

	5. Non-cash stock compensation expense	$

	6. The sum of lines 1 through 5	$

C.	EBITDA (line A plus line B.5)	$

Is the amount of the loss in line C equal to or less than (i) ($12,000,000.00) during the period from July 1, 2010 through December 31, 2010; (ii) ($5,500,000.00) during the period from January 1, 2011 through June 30, 2011; and (iii) ($2,000,000.00) for each six-month period from and after July 1, 2011?

No, not in compliance.	Yes, in compliance

4

FOURTH AMENDMENT

TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS FOURTH AMENDMENT to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into this 31st day of March, 2011, by and between Silicon Valley Bank (“Bank”) and Jive Software, Inc., a Delaware corporation f/k/a CoolServlets Inc. (“Borrower”) whose address is 915 SW Stark Street, Suite 400, Portland, OR 97205.

RECITALS

A. Bank and Borrower have entered into that certain Amended and Restated Loan and Security Agreement with an Effective Date of October 14, 2008, as amended by that certain First Amendment to Amended and Restated Loan and Security Agreement dated August 3, 2009, as amended by that certain Second Amendment to Amended and Restated Loan and Security Agreement dated April 6, 2010, as amended by that certain Third Amendment to Amended and Restated Loan and Security Agreement dated September 24, 2010 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to (i) make a new equipment term loan; (ii) extend the maturity of the Revolving Line; (iii) amend the Maximum EBITDA Loss covenant; and (iv) make certain other revisions to the Loan Agreement as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Documents.

2.1 Section 2.1.9 (Fifth Term Loan). A new Section 2.1.9 is hereby added to the Loan Agreement as follows:

“2.1.9 Fifth Term Loan.

Page 68 –Fourth Amendment to Amended and Restated Loan and Security Agreement

(a) Availability. Subject to the terms and conditions of this Agreement, during the Fifth Term Loan Draw Period, Bank shall make advances (each, a “Fifth Term Loan Advance” and, collectively, “Fifth Term Loan Advances”) not exceeding the Fifth Term Loan Amount. Fifth Term Loan Advances may only be used to finance Eligible Equipment and Tenant Improvements purchased within ninety (90) days (determined based upon the applicable invoice date of such Eligible Equipment and Tenant Improvements) before the date of each Fifth Term Loan Advance. All Eligible Equipment must have been new when purchased by Borrower, except for such Eligible Equipment that is disclosed in writing to Bank by Borrower, and that Bank in its sole discretion has agreed to finance, prior to being financed by Bank. No Fifth Term Loan Advance may exceed one hundred percent (100%) of the total invoice for Eligible Equipment (excluding taxes, shipping, warranty charges, freight discounts and installation expenses relating to such Eligible Equipment except to the extent such are allowed to be financed pursuant hereto as Other Equipment) or the documented cost of any Tenant Improvements. Unless otherwise agreed to by Bank, not more than twenty-five percent (25%) of the proceeds of the Fifth Term Loan shall be used to finance Other Equipment. After repayment, no Fifth Term Loan Advance may be reborrowed.

(b) Repayment. Borrower shall repay the Fifth Term Loan Advances as follows: (a) beginning on the first day of the month following the month in which the initial Funding Date occurs and continuing on the first day of each month thereafter through the Fifth Term Loan Draw Period, Borrower shall pay interest-only payments, and (b) beginning on January 1, 2012, and continuing on the first day of each month thereafter until the Fifth Term Loan Maturity Date, Borrower shall pay (i) thirty-six (36) equal installments of principal, plus (ii) monthly payments of accrued interest (collectively, the “Fifth Term Loan Payment”). Borrower’s final Fifth Term Loan Payment, due on the Fifth Term Loan Maturity Date, shall include all outstanding principal and accrued and unpaid interest under the Fifth Term Loan.

(c) Prepayment. At Borrower’s option, so long as an Event of Default has not occurred and is not continuing, Borrower shall have the option to prepay, without penalty, all, or any portion, of the Fifth Term Loan Amount advanced by Bank under this Agreement, provided Borrower (a) provides written notice to Bank of its election to exercise to prepay the Fifth Term Loan at least thirty (30) days prior to such prepayment, and (b) pays, on the date of the prepayment (i) all accrued and unpaid interest with respect to the Fifth Term Loan through the date the prepayment is made; (ii) all or any portion of the unpaid principal with respect to the Fifth Term Loan; and (iii) all other sums, if any, that shall have become due and payable hereunder with respect to this Agreement.”

2.2 Section 2.3(a)(vi) (Fifth Term Loan). A new Section 2.3(a)(vi) is hereby added to the Loan Agreement as follows:

Page 69 –Fourth Amendment to Amended and Restated Loan and Security Agreement

“(vi) Fifth Term Loan. Subject to Section 2.3(b), the principal amount outstanding under the Fifth Term Loan shall accrue interest at the following per annum rates: (i) if the Adjusted Quick Ratio is greater than or equal to 2.0 to 1.0, then the interest rate is 0.25 percentage point above the Prime Rate; and (ii) if the Adjusted Quick Ratio is less than 2.0 to 1.0, then the interest rate is .50 percentage points above the Prime Rate. If any change in the interest rate is due to a change in the Adjusted Quick Ratio, the change shall take effect on the first day of the month following the Bank’s receipt of Borrower’s financial statements for which the Adjusted Quick Ratio was calculated.”

2.3 Section 3.4(e) (Fifth Term Loan Advances). A new Section 3.4(e) is hereby added to the Loan Agreement as follows:

“(e) Fifth Term Loan Advances. Subject to the prior satisfaction of all other applicable conditions to the making of a Fifth Term Loan Advance set forth in this Agreement, to obtain a Fifth Term Loan Advance, Borrower must notify Bank (which notice shall be irrevocable) by electronic mail or facsimile no later than 12:00 p.m. Pacific time one (1) Business Day before the proposed Funding Date. The notice shall be a Payment/Advance Form, must be signed by a Responsible Officer or designee, and shall include a copy of the invoice for the Equipment being financed or the Tenant Improvement expenses incurred by Borrower. If Borrower satisfies the conditions of each Fifth Term Loan Advance, Bank shall disburse such Fifth Term Loan Advance by transfer to the Designated Deposit Account.”

2.4 Section 6.2(a) (Financial Statements, Reports, Certificates). Section 6.2(a) is amended by deleting the existing provision and replacing it with the following:

“(a) Deliver to Bank: (i) as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations for such month certified by a Responsible Officer and in a form acceptable to Bank, including an itemization of changes in the income statement due to increases or decreases in the valuation of warrants issued by Borrower; (ii) as soon as available, but no later than one hundred fifty (150) days after the last day of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Bank in its reasonable discretion; (iii) within five (5) days of delivery, copies of all statements, reports and notices made available to Borrower’s security holders or to any holders of Subordinated Debt (iv) in the event that Borrower becomes subject to the reporting requirements under the Securities Exchange Act of 1934, as amended, within five (5) days of filing, all reports on Form 10-K, 10-Q and 8 K filed with the Securities and Exchange Commission or a link thereto on Borrower’s or another website on the Internet; (iv) a prompt report of any legal actions pending or threatened against Borrower or any of its Subsidiaries that could result in damages or costs to Borrower or any

Page 70 –Fourth Amendment to Amended and Restated Loan and Security Agreement

of its Subsidiaries of One Hundred Thousand Dollars ($100,000.00) or more; (v) prompt notice of an event that materially and adversely affects the value of the intellectual property; and (vi) budgets, sales projections, operating plans and other financial information reasonably requested by Bank.”

2.5 Section 6.7 (Financial Covenants). Section 6.7(b) is amended by deleting the existing provision and replacing it with the following:

“(b) Maximum EBITDA Loss. The cumulative maximum EBITDA loss for each of the following periods shall not exceed the following: (i) ($25,000,000.00) during the period from January 1, 2011 through September 30, 2011; and (ii) ($ 15,000,000.00) during the period from and after October 1, 2011. The cumulative maximum EBITDA loss shall be measured monthly.”

2.6 Section 13.1 (Definitions). The following terms and their definitions are amended by deleting such definitions and replacing them with the following:

““Credit Extension” is any Advance, Term Loan, Second Term Loan Advances, Third Term Loan Advances, Fourth Term Loan Advances, Fifth Term Loan Advances or any other extension of credit by Bank for Borrower’s benefit.

“EBITDA” shall mean (a) Net Income, less the amount of any decrease in the fair market value of warrants issued by Borrower included in the calculation of Net Income, plus (b) Interest Expense, plus (c) to the extent deducted in the calculation of Net Income, depreciation expense, amortization expense, non-cash stock compensation expense and the amount of any increase in the fair market value of warrants issued by Borrower, plus (d) income tax expense.”

“Financed Equipment” is all present and future Eligible Equipment in which Borrower has any interest which is financed by a Second Term Loan Advance, Third Term Loan Advance, Fourth Term Loan Advance or Fifth Term Loan Advance.

“Prime Rate” is the “prime rate” published in the Wall Street Journal; provided however, that if the Wall Street Journal ceases its daily publication of the prime rate, then the “Prime Rate” shall mean the Bank’s most recently announced “prime rate,” even if it is not Bank’s lowest rate.

“Revolving Line Maturity Date” is March     , 2013.”

The following terms and their definitions are hereby added to the Loan Agreement in appropriate alphabetical order:

““Fifth Term Loan” is a loan made by Bank pursuant to the terms of Section 2.1.9 hereof.

“Fifth Term Loan Advance” is defined in Section 2.1.9(a).

Page 71 –Fourth Amendment to Amended and Restated Loan and Security Agreement

“Fifth Term Loan Amount” is an amount equal to Two Million Dollars ($2,000,000.00).

“Fifth Term Loan Draw Period” is the period of time from March     , 2011 through the earlier to occur of (a) December 31, 2011, or (b) an Event of Default.

“Fifth Term Loan Maturity Date” is December 1, 2014.

“Fifth Term Loan Payment” is defined in Section 2.1.9(b).”

2.7 Exhibit D (Compliance Certificate). The Compliance Certificate attached to the Loan Agreement as Exhibit D is amended by deleting such certificate and replacing it with the Compliance Certificate attached hereto as Exhibit D.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Bank on the Effective Date, as amended by the Third Amended and Restated Certificate of Incorporation dated July 19, 2010, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

Page 72 –Fourth Amendment to Amended and Restated Loan and Security Agreement

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any material contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto and (b) Borrower’s payment of a fully-earned, nonrefundable Fifth Term Loan fee in an amount equal to $5,000.00, a fully-earned, nonrefundable Revolving Line fee in an amount equal to $8,300.00 and Bank’s out-of-pocket expenses. The Revolving Line fee in the sum of $8,300.00 is the prorated fee for the first year of the two-year term, and the Revolving Line fee for each succeeding year is $18,750.00.

UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY BANK CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER’S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY BANK TO BE ENFORCEABLE.

[Signature page follows]

Page 73 –Fourth Amendment to Amended and Restated Loan and Security Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		Jive Software, Inc.

By:	/s/ TODD HARDY	By:	/s/ Bryan LeBlanc
Name:	TODD HARDY	Name:	Bryan LeBlanc
Title:	RELATIONSHIP MANAGER	Title:	Chief Financial Officer

Page 74 –Fourth Amendment to Amended and Restated Loan and Security Agreement

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	JIVE SOFTWARE, INC.

The undersigned authorized officer of Jive Software, Inc. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these arc prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited) + CC	FYE within 150 days	Yes No
10-Q, 10-K and 8-K	Within 5 days alter filing with SEC	Yes No
Borrowing Base Certificate A/R & A/P Agings with Deferred Revenue report	Monthly within 30 days	Yes No

Financial Covenant	Required	Actual			Complies
Maintain on a Monthly Basis:
Minimum Adjusted Quick Ratio	1.5:1.0		:1.0		Yes No
Maximum Cumulative EBITDA Loss	($25,000,000) from 1/1/11 through 9/30/11; and ($15,000,000) from and after 10/1/11.	($		)	Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

1

Jive Software, Inc.

By:	/s/ Bryan LeBlanc
Name:	Bryan LeBlanc
Title:	Chief Financial Officer

BANK USE ONLY

Received by:
AUTHORIZED SIGNER
Date:

Verified:
AUTHORIZED SIGNER
Date:

Compliance Status:	Yes No

2

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:

I.	Adjusted Quick Ratio (Section 6.7(a))

Required:	1.50:1.00

Actual:

A.	Aggregate value of the unrestricted cash and cash equivalents of Borrower and its Subsidiaries deposited with Bank or invested with its Affiliates and unrestricted cash or cash equivalents deposited with or invested through a third party in investments with maturities of fewer than 12 months so long as a Control Agreement satisfactory to Bank has been executed and delivered with respect to such deposits or investments	$

B.	Aggregate value of the net billed accounts receivable of Borrower and its Subsidiaries	$

C.	Aggregate value of the Investments with maturities of fewer than 12 months of Borrower and it Subsidiaries	$

D.	Quick Assets (the sum of lines A through C)	$

E.	Aggregate value of Obligations to Bank that mature within one (1) year	$

F.	Aggregate value of liabilities that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness, and not otherwise reflected in line E above that matures within one (1) year	$

G.	Aggregate value of term loan Obligations to Bank that mature in more than one (1) year

H.	Liabilities (the sum of lines E through G)	$

I.	Aggregate value of all amounts received or invoiced by Borrower in advance of performance under contracts and not yet recognized as revenue	$

J	Line H minus line I	$

K.	Adjusted Quick Ratio (line D divided by line J)

Is line K equal to or greater than 1.50:1:00?

No, not in compliance	Yes, in compliance

II.	Maximum EBITDA Loss (Section 6.7(b))

Required:              The monthly cumulative maximum EBITDA Loss for each of the following periods shall not exceed (i) ($25,000,000.00) during the period from January 1, 2011 through September 30, 2011; and (ii) ($15,000,000.00) during the period from and after October 1, 2011.

3

Actual:

A.	Net Income of Borrower on a cumulative basis for the applicable period	$

B.	To the extent included in the determination of Net Income for such period, any decrease in the fair market value of warrants issued by Borrower	$

C.	Adjusted Net Income (line A minus line B)	$

D.	To the extent included in the determination of Net Income for such period

	1. The provision for income taxes	$

	2. Depreciation expense	$

	3. Amortization expense	$

	4. Interest expense	$

	5. Non-cash stock compensation expense	$

	6. Any increase in the fair market value of warrants issued by Borrower	$

	7. The sum of lines 1 through 6	$

E.	EBITDA (line C plus line D.7)	$

Is the amount of the loss in line E equal to or less than (i) ($25,000,000.00) during the period from January 1, 2011 through September 30, 2011; and (ii) ($15,000,000.00) during the period from and after October 1, 2011?

No, not in compliance	Yes, in compliance

4

FIFTH LOAN MODIFICATION AGREEMENT

This Fifth Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of May 17, 2011 by and between (a) SILICON VALLEY BANK, a California corporation (“Bank”), with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and (b) JIVE SOFTWARE, INC., a Delaware corporation (“Borrower”), with its principal place of business at 915 SW Stark Street, Suite 400, Portland, Oregon 97205.

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Borrower is indebted to Bank pursuant to a loan arrangement dated as of October 14, 2008, evidenced by, among other documents, a certain Amended and Restated Loan and Security Agreement dated as of October 14, 2008, as amended by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of August 3, 2009, as further amended by that certain Second Amendment to Amended and Restated Loan and Security Agreement dated as of April 6, 2010, as further amended by that certain Third Amendment to Amended and Restated Loan and Security Agreement dated as of September 24, 2010, and as further amended by that certain Fourth Amendment to Amended and Restated Loan and Security Agreement dated as of March 31, 2011 (the “Fourth Amendment”) (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

A.	Modification to Loan Agreement.

1	Borrower acknowledges and agrees that, notwithstanding any terms in the Loan Agreement to the contrary, as of the date hereof and at all times thereafter, Borrower may not request, and Bank has no obligation to make, any Credit Extension pursuant to Sections 2.1.5, 2.1.6, 2.1.7, 2.1.8 and/or 2.1.9, and any draw period in the Loan Agreement providing for any availability under any one of those sections shall be deemed to be terminated.

2	Bank’s security interest in the assets of Borrower securing the Obligations of Borrower to Bank under the 2011 Mezzanine Term Advance shall be junior and subordinate to Bank’s security interest in the assets of Borrower securing the Obligations of Borrower to Bank under the Revolving Line and the 2011 Senior Term Advance.

3	Borrower shall deliver to Bank, within thirty (30) days of the date of this Loan Modification Agreement, fully-executed landlord’s consents in form and substance acceptable to Bank in Bank’s sole discretion with respect to each of the following locations: (a) 915 SW Stark Street, Suite 400, Portland, Oregon 97205; (b) 325 Lytton Avenue, Suite 200, Palo Alto, California 94301; (c) 133 Pearl Street, Suite 310, Boulder, Colorado 80302; and (d) 3431 North Windsor Drive, Aurora, Colorado 80011. The failure of Borrower to comply with this requirement shall result in an immediate Event of Default under the Loan Agreement for which there shall be no grace or cure period.

4	The Loan Agreement shall be amended by inserting the following new Sections 2.1.10 and 2.1.11, appearing immediately after Section 2.1.9 thereof:

“ 2.1.10 2011 Senior Term Loan.

(a) Availability. Subject to the terms and conditions of this Agreement, on the 2011 Effective Date Borrower may request, and Bank shall thereafter make, one (1) term loan in an aggregate amount equal to Fifteen Million Dollars ($15,000,000.00) (the “2011 Senior Term Advance”). The proceeds of the 2011 Senior Term Advance shall be used to repay in full all Obligations with respect to all Credit Extensions made pursuant to Sections 2.1.5, 2.1.6, 2.1.7, 2.1.8 and 2.1.9 (including, without limitation, all principal and interest with respect to such Credit Extensions) and, in connection therewith, Borrower hereby authorizes Bank to withhold a portion of the 2011 Senior Term Advance to apply it to such Obligations in order to effectuate such required paydown. After repayment, the 2011 Senior Term Advance (or any portion thereof) may not be re-borrowed.

(b) Repayment. Beginning on the first (1st) calendar day of the month following the month in which the Funding Date for the 2011 Senior Term Advance occurs, and continuing on the first (1st) calendar day of each month thereafter, Borrower shall repay the 2011 Senior Term Advance in (i) forty-eight (48) installments of principal in an amount equal to (A) Two Hundred Fifty Thousand Dollars ($250,000.00) per month for the first twenty-four (24) payments and (B) Three Hundred Seventy Five Thousand Dollars ($375,000.00) per month for the final twenty-four (24) payments, plus (ii) monthly payments of accrued interest at the rate set forth in Section 2.3(a)(vii) (each, a “2011 Senior Term Advance Payment”). Borrower’s final 2011 Senior Term Advance Payment, due on the 2011 Senior Term Advance Maturity Date, shall include all outstanding principal and accrued and unpaid interest with respect the 2011 Senior Term Advance Payment.

(c) Prepayment. At Borrower’s option, Borrower shall have the option to prepay, without penalty, all, or any portion, of the 2011 Senior Term Advance, provided Borrower (i) provides written notice to Bank of its election to exercise to prepay the 2011 Senior Term Advance at least thirty (30) days prior to such prepayment, and (ii) pays, on the date of the prepayment (A) all accrued and unpaid interest with respect to the 2011 Senior Term Advance through the date the prepayment is made; (B) all or any portion of the unpaid principal with respect to the 2011 Senior Term Advance; and (C) all other sums, if any, that shall have become due and payable hereunder with respect to the 2011 Senior Term Advance.

2.1.11 2011 Mezzanine Term Loan.

(a) Availability. Subject to the terms and conditions of this Agreement, on the 2011 Effective Date Borrower may request, and Bank shall thereafter make, one (1) term loan in an aggregate amount equal to Fifteen Million Dollars ($15,000,000.00) (the “2011 Mezzanine Term Advance”). After repayment, the 2011 Mezzanine Term Advance (or any portion thereof) may not be re-borrowed.

(b) Repayment.

(i) Commencing on the first (1st) calendar day of the month following the month in which the Funding Date for the 2011 Mezzanine Term Advance occurs, and continuing on the first (1st) calendar day of each month thereafter, Borrower shall make monthly payments of interest at the rate set forth in Section 2.3(a)(viii).

(ii) Commencing on April 1, 2013, and continuing on the first (1st) calendar day of each month thereafter, Borrower shall repay the 2011 Mezzanine Term Advance in (A) thirty six (36) equal monthly installments of principal, plus (B) monthly payments of accrued and unpaid interest at the rate set forth in Section 2.3(a)(viii) (each, a “2011 Mezzanine Term Advance Payment”). Borrower’s final 2011 Mezzanine Term Advance Payment, due on the 2011 Mezzanine Term Advance Maturity Date, shall include all outstanding principal and accrued and unpaid interest with respect the 2011 Mezzanine Term Advance Payment.

(c) Prepayment. At Borrower’s option, Borrower shall have the option to prepay, without penalty, all, or any portion, of the 2011 Mezzanine Term Advance, provided Borrower (i) provides written notice to Bank of its election to exercise to prepay the 2011 Mezzanine Term Advance at least thirty (30) days prior to such prepayment, and (ii) pays, on the date of the prepayment (A) all accrued and unpaid interest with respect to the 2011 Mezzanine Term Advance through the date the prepayment is made; (B) all or any portion of the unpaid principal with respect to the 2011 Mezzanine Term Advance; and (C) all other sums, if any, that shall have become due and payable hereunder with respect to the 2011 Mezzanine Term Advance.”

5	The Loan Agreement shall be amended by inserting the following text appearing at the end of Section 2.3(a) thereof:

“ (vii) 2011 Senior Term Advance. Subject to Section 2.3(b), the principal amount outstanding under the 2011 Senior Term Advance shall accrue interest at the following per annum rates: (a) if the Adjusted Quick Ratio is greater than or equal to 2.0 to 1.0, then the interest rate is 0.375% above the Prime Rate; and (b) if the Adjusted Quick Ratio is less than 2.0 to 1.0, then the interest rate is 0.625% above the Prime Rate. If any change in the interest rate is due to a change in the Adjusted Quick Ratio, the change shall take effect on the first (1st) calendar day of the month following the Bank’s receipt of Borrower’s financial statements for which the Adjusted Quick Ratio was calculated.

(viii) 2011 Mezzanine Term Advance. Subject to Section 2.3(b), the principal amount outstanding under the 2011 Mezzanine Term Advance shall accrue interest at a fixed per annum rate equal to 10.0%.”

6	The Loan Agreement shall be amended by inserting the following text appearing at the end of Section 3.4 thereof:

“ (f) 2011 Senior Term Advance. Subject to the prior satisfaction of all other applicable conditions to the making of the 2011 Senior Term Advance set forth in this Agreement, to obtain the 2011 Senior Term Advance, Borrower must notify Bank (which notice shall be irrevocable) by electronic mail or facsimile no later than 12:00 p.m. Pacific time one (1) Business Day before the proposed Funding Date. The notice shall be a Payment/Advance Form and must be signed by a Responsible Officer or designee. If Borrower satisfies the conditions of this Agreement to receive the 2011 Senior Term Advance, Bank shall disburse the 2011 Senior Term Advance by transfer to the Designated Deposit Account (except for amounts to be withheld as contemplated by Section 2.1.10(a).

(g) 2011 Mezzanine Term Advance. Subject to the prior satisfaction of all other applicable conditions to the making of the 2011 Mezzanine Term Advance set forth in this Agreement, to obtain the 2011 Mezzanine Term Advance, Borrower must notify Bank (which notice shall be irrevocable) by electronic mail or facsimile no later than 12:00 p.m. Pacific time one (1) Business Day before the proposed Funding Date. The notice shall be a Payment/Advance Form and must be signed by a Responsible Officer or designee. If Borrower satisfies the conditions of this Agreement to receive the 2011 Mezzanine Term Advance, Bank shall disburse the 2011 Mezzanine Term Advance by transfer to the Designated Deposit Account.”

7	The Loan Agreement shall be amended by inserting the following text, appearing at the end of Section 6.2 thereof:

“ (e) As soon as available, but no later than thirty (30) days after the last day of each quarter, a company prepared consolidating balance sheet and income statement covering Borrower’s and each of its Subsidiaries’ consolidating operations for such quarter certified by a Responsible Officer and in a form acceptable to Bank.”

8	The Loan Agreement shall be amended by deleting the following appearing as Section 6.6 thereof:

“ 6.6 Operating Accounts.

(a) Borrower will maintain its primary operating and other deposit accounts and securities accounts with Bank and Bank’s Affiliates.

(b) Provide Bank five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution other than Bank or Bank’s Affiliates. For each Collateral Account that Borrower at any time maintains, Borrower shall cause the applicable bank or financial institution (other than Bank) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank’s Lien in such Collateral Account in accordance with the terms hereunder. The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Bank by Borrower as such.”

and inserting in lieu thereof the following

“ 6.6 Accounts; Investments.

(a) Borrower will maintain its primary operating, depository and securities/investment accounts with Bank and Bank’s Affiliates. In addition to and without limiting the foregoing, Borrower shall also use Bank as its registered investment advisor.

(b) Provide Bank five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution other than Bank or Bank’s Affiliates. For each Collateral Account that Borrower at any time maintains, Borrower shall cause the applicable bank or financial institution (other than Bank) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank’s Lien in such Collateral Account in accordance with the terms hereunder. The provisions of the previous sentence shall not apply to (i) deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Bank by Borrower as such or (ii) Borrower’s account maintained with Square 1 Bank (account number 110909) so long as the aggregate amount of funds in such account does not exceed Fifty Thousand Dollars ($50,000.00).”

9	The Loan Agreement shall be amended by deleting the following appearing as Section 6.7 thereof:

“ 6.7 Financial Covenants.

Borrower shall maintain at all times, to be tested as of the last day of each month, unless otherwise noted:

(a) Adjusted Quick Ratio. A ratio of Quick Assets to Current Liabilities plus Long Term Liabilities minus Deferred Revenue of at least 1.5 to 1.0.

(b) Maximum EBITDA Loss. The cumulative maximum EBITDA loss for each of the following periods shall not exceed the following: (i) ($25,000,000.00) during the period from January 1, 2011 through September 30, 2011; and (ii) ($15,000,000.00) during the period from and after October 1, 2011. The cumulative maximum EBITDA loss shall be measured monthly.”

and inserting in lieu thereof the following:

“ 6.7 Financial Covenants.

Borrower shall maintain at all times, to be tested as of the last day of each month:

(a) Liquidity Ratio. A Liquidity Ratio of at least 2.0 to 1.0.

(b) Adjusted EBITDA. Adjusted EBITDA (i) on a cumulative basis (which cumulative period shall commence on April 1, 2011) of at least ($5,000,000.00) through and including December 31, 2011, and (ii) on a rolling three-month basis of at least $1,000,000.00 at all times thereafter.”

10	The Loan Agreement shall be amended by deleting the following appearing as Section 7.3 thereof:

“ 7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person except where (a) total annual consideration including cash and the value of any non-cash consideration, for all such transactions does not in the aggregate exceed Five Million Dollars ($5,000,000) in any fiscal year of Borrower; (b) no Event of Default has occurred and is continuing or would exist after giving effect to the transactions; (c) Borrower is the surviving legal entity; (d) Borrower, on a consolidated basis, is in compliance on a Pro Forma Basis, with the applicable financial covenants in Section 6.7, recomputed as of the last day of the most recently ended fiscal quarter; (e) the target company is in the same or similar line of business to that of Borrower; and (f) the acquisition of the target company shall be a voluntary transaction and not a hostile takeover or acquisition. For purposes of this Agreement, the term “Pro Forma Basis” means, for any acquisition that occurs subsequent to the commencement of a period for which the financial effect of such transaction is being calculated, and giving effect to the transaction for which such calculation is being made, such calculation as shall give pro forma effect to such acquisition (and any related incurrence or repayment of Indebtedness) as if it occurred on the first day of the fiscal quarter period for which such calculation is being made (including cost savings to the extent such cost savings would be permitted to be reflected in pro forma financial information complying with the requirements of GAAP). A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.”

and inserting in lieu thereof the following:

“ 7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, provided, however, (a) on and after January 1, 2012 until the occurrence of a Qualified IPO, Borrower may complete acquisitions meeting all of the following conditions: (i) total annual consideration including cash and the value of any non-cash consideration, for all such transactions does not in the aggregate exceed One Million Five Hundred Thousand Dollars ($1,500,000) in any fiscal year of Borrower; (ii) no Event of Default has occurred and is continuing or would exist after giving effect to the transactions; (iii) Borrower is the surviving legal entity or the surviving parent company of the acquired target company; (iv) Borrower, on a consolidated basis, is in compliance on a Pro Forma Basis, with the applicable financial covenants in Section 6.7, recomputed as of the last day of the most recently ended fiscal quarter; (v) the target company is in the same or similar line of business to that of Borrower; and (vi) the acquisition of the target company shall be a voluntary transaction and not a hostile takeover or acquisition; and (b) after a Qualified IPO, Borrower may complete acquisitions meeting all of the following conditions: (i) no Event of Default has occurred and is continuing or would exist after giving effect to the transactions; (ii) the acquisition of the target company is accretive in all respects; (iii) Borrower is the surviving legal entity or the surviving parent company of the acquired target company; (iv) to the extent that the total consideration (including cash and the value of any noncash consideration) for the contemplated acquisition exceeds Five Million Dollars ($5,000,000.00), Borrower is in compliance on a Pro Forma Basis with all covenants in this Agreement; (v) the target company is in the same or similar line of business to that of Borrower; (vi) the acquisition of the target company shall be a voluntary transaction and not a hostile takeover or acquisition; and (vii) Borrower has at least Thirty Million Dollars ($30,000,000.00) in unrestricted and unencumbered cash with Bank both before and after giving effect to the acquisition (including, without limitation, after payment in full of the purchase price in connection with such acquisition). Notwithstanding the foregoing, within thirty (30) days of the 2011 Effective Date, Borrower may complete the acquisition contemplated by “Project Omni” as disclosed to Bank as of the 2011 Effective Date so long as it meets all of the following conditions: (i) no Event of Default has occurred and is continuing or would exist after giving effect to such transaction; (ii) Borrower is the surviving legal entity or the surviving parent company of the target in connection with such acquisition; (iii) Borrower, on a consolidated basis, is in compliance on a Pro Forma Basis, with the applicable financial covenants in Section 6.7, recomputed as of the last day of the most recently ended fiscal quarter; (iv) the target in connection with such acquisition is in the same or similar line of business to that of Borrower; (v) the acquisition of such target shall be a voluntary transaction and not a hostile takeover or acquisition; and (vi) the total aggregate cash consideration for such transaction does not exceed Twenty-Three Million Dollars ($23,000,000.00). For purposes of this Agreement, the term “Pro Forma Basis” means, for any acquisition that occurs subsequent to the commencement of a period for which the financial effect of such transaction is being calculated, and giving effect to the transaction for which such calculation or determination is being made, such calculation or determination shall give pro forma effect to such acquisition (and any related incurrence or repayment of Indebtedness) as if it occurred on the first day of the period for which such calculation is being made (including cost savings to the extent such cost savings would be permitted to be reflected in pro forma financial information complying with the requirements of GAAP). A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.”

11	The Loan Agreement shall be amended by deleting the following appearing as Section 8.1 thereof:

“ 8.1 Payment Default. Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) day grace period shall not apply to payments due on the Revolving Line Maturity Date, Term Loan Maturity Date, Second Term Loan Maturity Date and Third Term Loan Maturity Date). During the cure period, the failure to cure the payment default is not an Event of Default (but no Credit Extension will be made during the cure period);”

and inserting in lieu thereof the following:

“ 8.1 Payment Default. Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) day grace period shall not apply to payments due on the Revolving Line Maturity Date, 2011 Senior Term Advance Maturity Date, or the 2011 Mezzanine Term Advance Maturity Date). During the cure period, the failure to cure the payment default is not an Event of Default (but no Credit Extension will be made during the cure period);”

12	The Loan Agreement shall be amended by deleting the following text, appearing in Section 9.1 thereof:

“ (a) declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);”

and inserting in lieu thereof the following:

“ (a) declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank). Notwithstanding the foregoing, Bank will not be able to declare the Obligations with respect to the 2011 Mezzanine Term Advance immediately due and payable if the only Event of Default that exists is either (i) pursuant to Section 8.1 solely as a result of Borrower’s failure to make a timely payment on account of Obligations pertaining solely to Credit Extensions made pursuant to Sections 2.1.1,2.1.2, 2.1.3, 2.1.4, and/or 2.1.10, or (b) pursuant to Section 8.2 solely as a result of Borrower failing to comply with either Section 6.6(a) or 6.7;”

13	The Loan Agreement shall be amended by deleting the following text, appearing in Section 9.1 thereof:

“ (j) exercise all rights and remedies available to Bank under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).”

and inserting in lieu thereof the following:

“ (j) terminate any FX Forward Contracts; and

(k) exercise all rights and remedies available to Bank under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).”

14	The definition of “Permitted Investments” in Section 13.1 of the Loan Agreement shall be amended by inserting the following new clause (j):

“ (j) Investments permitted by Section 7.3, including the formation of any Subsidiary in connection with such Investment and the capitalization of such Subsidiary in any amounts necessary to consummate the acquisition permitted by Section 7.3, whether by capital contribution or intercompany loans, but in any case specifically excluding any Investments in any such Subsidiaries after any such acquisition unless otherwise permitted by subsection (f) of this definition of Permitted Investments.”

15	The Loan Agreement shall be amended by inserting the following new definitions appearing alphabetically in Section 13.1 thereof:

“ “2011 Effective Date” is May 17 2011.”

“ “2011 Mezzanine Term Advance” is defined in Section 2.1.11.”

“ “2011 Mezzanine Term Advance Maturity Date” is March 1, 2016.”

“ “2011 Mezzanine Term Advance Payment” is defined in Section 2.1.11.”

“ “2011 Senior Term Advance” is defined in Section 2.1.10.”

“ “2011 Senior Term Advance Maturity Date” is the first (1st) calendar day of the month that is the forty-eighth (48th) month following the Funding Date for the 2011 Senior Term Advance.”

“ “2011 Senior Term Advance Payment” is defined in Section 2.1.10.”

“ “Adjusted EBITDA” shall mean, for any period of determination, (a) Borrower’s earnings (as determined in accordance with GAAP) plus (b) to the extent deducted in the calculation of Borrower’s earnings, Interest Expense, income tax expense, depreciation expense, amortization expense and non-cash stock compensation expense, plus (c) the change in Borrower’s Deferred Revenue minus (d) unfunded capital expenditures.”

“ “Adjusted Quick Ratio” is the ratio of (a) Quick Assets to (b) Current Liabilities minus Deferred Revenue.”

“ “Funded Debt” is all (a) borrowed money (whether direct or indirect) incurred, assumed, or guaranteed, plus (b) all capital lease obligations, plus (c) all synthetic leases, plus (d) all obligations, contingent or otherwise, under any letters of credit, plus (e) all obligations for the deferred purchase price of capital assets, plus (f) all obligations under conditional sales agreements; provided, however, Funded Debt shall not include (i) Borrower’s operating leases, (ii) Borrower’s obligations under guarantees provided in respect of operating leases of Borrower’s Subsidiaries and (iii) the Obligations owing to Bank with respect to the 2011 Mezzanine Term Advance.”

“ “Liquidity Ratio” is a ratio of Borrower’s (a) unrestricted and unencumbered cash maintained with Bank plus Eligible Accounts to (b) Funded Debt.”

“ “Qualified IPO” is Borrower’s initial, underwritten offering and sale of its securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in total aggregate cash proceeds actually received by Borrower (net of all legal and accounting fees and disbursements and all underwriter, broker, finder and investment banker fees, discounts and commissions) of at least Seventy Five Million Dollars ($75,000,000.00).”

16	The Loan Agreement shall be amended by deleting the following definition appearing in Section 13.1 thereof:

“ “Borrowing Base” means (a) 80% of Eligible Accounts, as determined by Bank from Borrower’s most recent Borrowing Base Certificate, which may include not more than $1,000,000.00 of Eligible Foreign Accounts; and (b) 80% of the Borrower’s hosting revenue and term license revenue for the trailing three-month period; provided, however, that Bank may decrease the foregoing percentages in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect Collateral.”

“ “Credit Extension” is any Advance, Term Loan, Second Term Loan Advances, Third Term Loan Advances, Fourth Term Loan Advances, Fifth Term Loan Advances or any other extension of credit by Bank for Borrower’s benefit.”

“ “Current Liabilities” are all obligations and liabilities of Borrower to Bank, plus, without duplication, the aggregate amount of Borrower’s Total Liabilities that mature within one (1) year.”

“ “Revolving Line” is an Advance or Advances in an amount equal to Ten Million Dollars ($10,000,000.00).”

“ “Revolving Line Maturity Date” is March     , 2013.”

“ “Total Liabilities” is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness, and current portion of Subordinated Debt permitted by Bank to be paid by Borrower, but excluding all other Subordinated Debt.”

And inserting in lieu thereof the following:

“ “Borrowing Base” means 80% of Eligible Accounts, as determined by Bank from Borrower’s most recent Borrowing Base Certificate, which may include not more than $1,000,000.00 of Eligible Foreign Accounts; provided, however, that Bank may decrease the foregoing percentage in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect Collateral.”

“ “Credit Extension” is any Advance, Letter of Credit, FX Forward Contract, amount utilized for Cash Management Services, the 2011 Senior Term Advance, the 2011 Mezzanine Term Advance, or any other extension of credit by Bank for Borrower’s benefit.”

“ “Current Liabilities” are all obligations and liabilities of Borrower to Bank (excluding, however, the portion of the 2011 Mezzanine Term Advance that is due and payable more than one (1) year from any date of determination), plus, without duplication, the aggregate amount of Borrower’s Total Liabilities that mature within one (1) year.”

“ “Revolving Line” is an amount equal to the lesser of (a) Thirty Five Million Dollars ($35,000,000.00) minus all Obligations with respect to the 2011 Senior Term Advance and the 2011 Mezzanine Term Advance and (b) Ten Million Dollars ($10,000,000.00).”

“ “Revolving Line Maturity Date” is March 31, 2013.”

“ “Total Liabilities” is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness.”

17	The Loan Agreement shall be amended by deleting the following text, appearing on Exhibit A thereto:

“Notwithstanding the foregoing, the Collateral does not include any of the following, whether now owned or hereafter acquired: any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in- part of the same, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of Borrower connected with and symbolized thereby, know-how, operating manuals, trade secret rights, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing; provided, however, the Collateral shall include all Accounts, license and royalty fees and other revenues, proceeds, or income arising out of or relating to any of the foregoing.”

and inserting in lieu thereof the following:

Notwithstanding the foregoing, the Collateral does not include any of the following, whether now owned or hereafter acquired: (a) more than sixty-five percent (65.0%) of the presently existing and hereafter arising issued and outstanding shares of capital stock owned by Borrower of any Subsidiary not organized in the United States or any state thereof which shares entitle the holder thereof to vote for directors or any other matter; or (b) any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in- part of the same, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of Borrower connected with and symbolized thereby, know-how, operating manuals, trade secret rights, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing; provided, however, the Collateral shall include all Accounts, license and royalty fees and other revenues, proceeds, or income arising out of or relating to any of the foregoing.

18	The Borrowing Base Certificate attached to the Loan Agreement as Exhibit C is amended by deleting such certificate and replacing it with the Borrowing Base Certificate attached hereto as Schedule 1.

19	The Compliance Certificate attached to the Loan Agreement as Exhibit D is amended by deleting such certificate and replacing it with the Compliance Certificate attached hereto as Schedule 2.

4. FEES. Borrower:

(a) Shall pay to Bank a commitment fee in connection with the 2011 Senior Term Advance in an amount equal to Fifteen Thousand Dollars ($15,000.00), which fee shall be fully earned, due and payable as of the date hereof.

(b) Shall pay to Bank a commitment fee in connection with the 2011 Mezzanine Term Advance in an amount equal to One Hundred Fifty Thousand Dollars ($150,000.00), which fee shall be fully earned, due and payable as of the date hereof.

(c) Hereby acknowledges and agrees that the Revolving Line fee of Eighteen Thousand Seven Hundred Fifty Dollars ($18,750.00) that is referenced in Section 6 of the Fourth Amendment shall have been earned as of the date of the Fourth Amendment and shall be due and payable upon the earlier to occur of (i) March 31, 2012, (ii) an Event of Default, or (iii) the early termination of the Loan Agreement.

(d) Shall reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. PERFECTION CERTIFICATE. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate of Borrower dated as of May 17, 2011, and acknowledges, confirms and agrees that the disclosures and information Borrower provided to Bank in such Perfection Certificate have not changed, as of the date hereof. Borrower hereby acknowledges and agrees that all references in the Loan Agreement to Perfection Certificate shall mean and include the Perfection Certificate as described herein.

6. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

7. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

8. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder. Notwithstanding anything contained in this Loan Modification Agreement, the general release set forth in this Loan Modification Agreement shall not extend to any obligations of Bank in the Loan Agreement as amended by this Loan Modification Agreement or in any of the Loan Documents.

9. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

10. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

This Loan Modification Agreement is executed as of the date first written above.

BORROWER:		BANK:

JIVE SOFTWARE, INC.		SILICON VALLEY BANK

By:	/s/ Bryan LeBlanc	By:

Name:	Bryan LeBlanc	Name:	[ILLEGIBLE]

Title:	CFO	Title:	SRM

Schedule 1

EXHIBIT C

BORROWING BASE CERTIFICATE

Borrower:	Jive Software, Inc.
Lender:	Silicon Valley Bank
Commitment Amount: $10,000,000.00

ACCOUNTS RECEIVABLE
1. Accounts Receivable (invoiced) Book Value as of	$

2. Additions (Please explain on next page)	$

3. Less: Intercompany / Employee / Non-Trade Accounts	$

4. NET TRADE ACCOUNTS RECEIVABLE	$

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
5. 90 Days Passed Invoice Date	$

6. Credit Balances over 90 Days	$

7. Balance of 50% over 90 Day Accounts (Cross-Age or Current Affected)	$

8. Foreign Account Debtor Accounts*	$

9. Foreign Invoiced and/or Collected Accounts	$

10. Contra / Customer Deposit Accounts	$

11. Concentration Limits	$

12. U.S. Government Accounts w/o an Assignment of Claims	$

13. Promotion or Demo Accounts; Guaranteed Sale or Consignment Sale Accounts	$

14. Accounts with Memo or Pre-Billings	$

15. Contract Accounts; Accounts with Progress / Milestone Billings	$

16. Accounts for Retainage Billings	$

17. Trust / Bonded Accounts	$

18. Bill and Hold Accounts	$

19. Unbilled Accounts	$

20. Non-Trade Accounts (If not already deducted above)	$

21. Accounts with Extended Term Invoices (Net 90+)	$

22. Chargebacks Accounts / Debit Memos	$

23. Product Returns/Exchanges	$

24. Disputed Accounts; Insolvent Account Debtor Accounts	$

25. Other (Please explain on next page)	$

26. TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS	$

* Except for up to $1,000,000.00 of Eligible Foreign Accounts

27. Eligible Accounts (#4 minus #26)	$

28. ELIGIBLE AMOUNT OF ACCOUNTS (80% of #27)	$

BALANCES

29. Maximum Loan Amount (lesser of (a) $10,000,000 and (b) $35,000,000 minus all Obligations with respect to the 2011 Senior Term Advance and the 2011 Mezzanine Term Advance)	$

30. Total Funds Available [Lesser of #28 and #29]	$

31. Present balance owing on Line of Credit	$

32. Outstanding under Sublimits	$

33. RESERVE POSITION (#30 minus #31 and #32)	$

Explanatory comments from previous page:

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Amended and Restated Loan and Security Agreement between the undersigned and Silicon Valley Bank.

COMMENTS:	BANK USE ONLY
Received by:
Jive Software, Inc.		AUTHORIZED SIGNER
Date:
Verified:
By:		AUTHORIZED SIGNER
Authorized Signer	Date:
Date:	Compliance Status:	Yes No

Schedule 2

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	JIVE SOFTWARE, INC.

The undersigned authorized officer of Jive Software, Inc. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending                  with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited) + CC	FYE within 150 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
Borrowing Base Certificate A/R & A/P Agings with Deferred Revenue report	Monthly within 30 days	Yes No
Quarterly consolidating financial statements	Quarterly within 30 days	Yes No

Financial Covenant	Required			Actual		Complies
Maintain on a Monthly Basis:
Minimum Liquidity Ratio		2.0:1.0			:1.0	Yes No
Adjusted EBITDA	$		*	$		Yes No

*	See Section 6.7(b) of the Agreement.

Performance Pricing	Required	Actual	Eligible for Reduction
Minimum Adjusted Quick Ratio	2.0:1.0	:1.0	Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

Jive Software, Inc.	BANK USE ONLY

Received by:
By:		AUTHORIZED SIGNER
Name:	Date:
Title:
Verified:
AUTHORIZED SIGNER
Date:

	Compliance Status:	Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:

I.	Liquidity Ratio (Section 6.7(a))

Required:	2.0:1.0

Actual:	:1.0

A. Borrower’s unrestricted and unencumbered cash maintained with Bank	$

B. Eligible Accounts	$

C. Line A plus line B	$

D. Funded Debt

(i) borrowed money (whether direct or indirect) incurred, assumed, or guaranteed,	$

(ii) all capital lease obligations,	$

(iii) all synthetic leases,	$

(iv) all obligations, contingent or otherwise, under any letters of credit,	$

(v) all obligations for the deferred purchase price of capital assets, and	$

(vi) all obligations under conditional sales agreements;	$

MINUS (to the extent included in (i) through (vi) above):

(1) Borrower’s operating leases,	$

(2) Borrower’s obligations under guarantees provided in respect of operating leases of Borrower’s Subsidiaries, and	$

(3) the Obligations owing to Bank with respect to the 2011 Mezzanine Term Advance.	$

E. Funded Debt (the aggregate of lines D(i) through D(vi) minus the aggregate of lines D(1) through D(3))	$

F. Liquidity Ratio (line C divided by line E)		:1.0

Is line F equal to or greater than 2.0:1:0?

No, not in compliance	Yes, in compliance

II.	Adjusted EBITDA (Section 6.7(b)) (Note – calculations in 2011 are for the cumulative period starting April 1, 2011 and thereafter are for each rolling three-month period)

Required:	$ (see Section 6.7(b)

Actual:	$

A.	Earnings (as determined in accordance with GAAP)	$

B.	To the extent included in the determination of earnings for such period

	1. Interest Expense	$

	2. income tax expense	$

	3. depreciation expense	$

	4. amortization expense	$

	5. Non-cash stock compensation expense	$

	6. The sum of lines 1 through 5	$

C.	The change in Borrower’s Deferred Revenue	$

D.	Unfunded Capital Expenditures	$

E.	Adjusted EBITDA (line A plus line B.6 plus line C minus line D)	$

No, not in compliance	Yes, in compliance